Exhibit 10.1

PURCHASE AND SALE AGREEMENT AND

JOINT ESCROW INSTRUCTIONS

By and Between

BANC OF CALIFORNIA, a National Association,

Successor-in-interest to

The Private Bank of California, a California corporation

as Seller

and

VF OUTDOOR, INC.,

a Delaware corporation

as Buyer

for the Property located at

1588 South Coast Drive, Costa Mesa, California 92626

(and commonly known as 3300 Hyland Avenue Costa Mesa, California)

Dated as of May 19, 2015

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LIST OF EXHIBITS

Exhibit “A”	-	Description of Real Property
Exhibit “B”	-	List of Contracts
Exhibit “C”	-	Reserved
Exhibit “D”	-	Reserved
Exhibit “E”	-	Form of Deed
Exhibit “F”	-	List of Due Diligence Documents
Exhibit “G”	-	Form of Bill of Sale
Exhibit “H”	-	Reserved
Exhibit “I”	-	Form of Assignment of Contracts
Exhibit “J”	-	Form of Certification of Non-Foreign Status
Exhibit “K”	-	Form of Assignment of Intangible Property

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PURCHASE AND SALE AGREEMENT AND

JOINT ESCROW INSTRUCTIONS

1588 SOUTH COAST DRIVE, COSTA MESA, CALIFORNIA 92626 (COMMONLY

KNOWN AS 3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA)

To:	First American Title Insurance Company 777 South Figueroa Street, 4th Floor Los Angeles, California 90017	Escrow No. Escrow Officer: Maurice Neri

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is dated for reference purposes as of the 19th day of May, 2015 and is effective as of the date that the last of the parties hereto executes this Agreement (the “Effective Date”), by and between BANC OF CALIFORNIA, a National Association Successor-in-interest to The Private Bank of California, a California corporation (“Seller”), and VF OUTDOOR, INC., a Delaware corporation (collectively, “Buyer”), with reference to the following facts.

R E C I T A L S:

A. Seller is the owner of a that certain land located at 3300 Hyland Avenue and also having an address of 1588 South Coast Drive, in the City of Costa Mesa (“City”), County of Orange (“County”), State of California (“State”) also commonly known as 3300 Hyland Avenue, Costa Mesa, California and more particularly described in Exhibit “A” attached hereto.

B. The Real Property (as defined in Section 1.14) is improved with the Improvements (as defined in Section 1.9).

C. The Real Property and Improvements, together with the Contracts, Intangible Property, and Personal Property applicable thereto, are collectively referred to as the “Property” (which is defined in Section 1.13).

D. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property on the terms and conditions hereinafter set forth.

A G R E E M E N T

NOW THEREFORE, incorporating the foregoing recitals, and for the amount of One Hundred Dollars ($100.00) in hand delivered by Buyer to Escrow Holder for the account of Seller on the Effective Date (the “Consideration Amount”) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Certain Basic Definitions and Glossary of Terms.

The following terms have the meaning prescribed below:

1.1 “Buyer’s Address” means:

VF Outdoor, Inc.

2701 Harbor Bay Parkway

Alameda, California 94607

Attention: Scott Blechman, CFO

Telephone No.: (510) 814-7600

Facsimile No.: (510) 814-7415

scott_blechman@vfc.com

With a copy to:

VF Outdoor, Inc.

2701 Harbor Bay Parkway

Alameda, California 94607

Attention: Jennifer Sim, General Counsel

Telephone No.: (510) 814-7600

Facsimile No.: (510) 814-7415

Email: jennifer_sim@vfc.com

1.2 “Buyer’s Counsel” means:

Elkins Kalt Weintraub Reuben Gartside LLP

2049 Century Park East, Suite 2700

Los Angeles, California 90067

Attention: Keith D. Elkins

Telephone: (310) 746-4400

Facsimile: (310) 746-4491

Email: kelkins@elkinskalt.com

1.3 “Closing Date” means fifteen (15) days following the expiration of the Due Diligence Period, which date is deemed to be on or before June 25, 2015.

1.4 “Contracts” means those contracts, maintenance, service or utility agreements, warranties and other like agreements identified on Exhibit “B” attached hereto, which are in effect as of the Close of Escrow, are held by Seller, and relate exclusively to the ownership, maintenance or operation of the Property.

1.5 “Escrow” means the escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement.

1.6 “Escrow Holder” means First American Title Insurance Company.

1.7 “Escrow Holder’s Address” means:

First American Title Insurance Company

777 South Figueroa Street, 4th Floor

Los Angeles, California 90017

Attention: Maurice A. Neri

Telephone No.: (213) 271-1737

Toll Free: 800-668-4853

Facsimile No.: (714) 361-3603

Email: mneri@firstam.com

1.8 “Due Diligence Period” means the period commencing on the opening of Escrow, but no later than May 11, 2015, and ending at 5:00 p.m. Pacific Time on the thirtieth (30th) day thereafter, June 10, 2015.

1.9 “Improvements” means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property, including an office building containing approximately 180,000 square feet (Buyer to confirm square footage during its Due Diligence Period).

1.10 “Intangible Property” means, to the extent they are assignable, Seller’s interest in any and all (i) warranties, guaranties, indemnities and claims, (ii) licenses, permits, approvals or similar items, (iii) plans, drawings, specifications, surveys, engineering reports, and technical descriptions and (iv) development agreements, credits, rights and the like. To the extent that any assignment of any of the items comprising the Intangible Property require the consent of any third parties, Seller shall use commercially reasonable efforts to obtain such consent.

1.11 “Personal Property” means any tangible personal property owned by Seller and located on the Real Property.

1.12 “Property” means the Real Property, and all of Seller’s interest in the Contracts, Intangible Property and Personal Property, collectively.

1.13 “Purchase Price” means the sum of Fifty Two Million Two Hundred Fifty Thousand and No/100 Dollars ($52,250,000.00).

1.14 “Real Property” means that certain real property located at the northeast corner of South Coast Drive and Hyland Avenue in the City of Costa Mesa, County of Orange, State of California, and more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference, together with the Improvements and all right, title and interest of Seller in and to all streets, alleys, easements and rights of way, on, across, in front of, abutting or adjoining said Real Property.

1.15 “Seller’s Address” means:

Banc of California

18500 Von Karman Ave, Suite 1100

Irvine, CA 92612

Attention: John Grosvenor

Telephone No.: (949) 236-5251

Facsimile No.: (949) 777-5350

E-mail: John.Grosvenor@bancofcal.com

1.16 “Seller’s Counsel” means:

Eisner Jaffe

9601 Wilshire Blvd., Suite 700

Beverly Hills, CA 90210

Attention: Loretta Thompson, Esq.

Telephone No. (310) 855-3200

Facsimile No. (310) 855-3201

E-Mail: lthompson@eisnerlaw.com

1.17 “Title Approval Period” means June 5, 2015.

1.18 “Title Company” means First American Title Insurance Company.

1.19 “Glossary” The following terms are defined in the paragraphs or sections of this Agreement indicated below.

“Account” - § 2.3

“Additional Deposit” - § 2.2.1(b)

“Agreement” - Introductory paragraph

“Approved Contracts” - § 4.1.3(c)

“Deed” - § 3.2

“Assignment of Contracts” - § 5.1

“Assignment of Intangible Property” - § 5.1

“Balance” - § 2.3

“Bill of Sale” - § 5.1

“business day” - § 33

“Buyer” - Introductory paragraph

“Buyer Related Parties” - § 15.3

“Buyer’s Address” - § 1.1

“Buyer’s Broker” - § 18

“Buyer’s Counsel” - § 1.2

“Buyer’s Licensee Parties” - § 4.1.3(b)

“Buyer’s Reports” - § 4.1.4

“City” - Recital Paragraph A

“Closing” or “Close of Escrow” - § 3.2

“Closing Date” - § 1.3

“Code” - § 20

“Conditional Approval Notice” - § 4.1.5

“Consideration Amount” – “NOW THEREFORE” clause

“Contracts” - § 1.4

“County” - Recital Paragraph A

“Deposit” - § 2.2.1(b)

“discretion” - § 33

“Dispute” - § 35(a)

“Draft Proration Schedule” - § 3.2.1

“Due Diligence Documents” - § 4.1.3

“Effective Date” - Introductory paragraph

“Escrow” - § 1.5

“Escrow Holder” - § 1.6

“Escrow Holder’s Address” - § 1.7

“Exchange Instructions” - § 20

“Due Diligence Approval” - § 4.1.5(b)

“Due Diligence Period” - § 1.8

“Hazardous Material” or “Hazardous Materials” - § 14.1

“Improvements” - § 1.9

“including” - § 33

“Intangible Property” - § 1.10

“Initial Deposit” - § 2.2.1(a)

“Material Casualty” - § 39.2

“material covenant” - § 33

“material part” - § 39.1

“Natural Hazard Expert” - § 37

“Opening of Escrow” - § 3.1

“Operating Contract” - § 11.1

“Pacific Time” - § 33

“Parties” - § 35(b)

“Permitted Exceptions” - § 4.1.1

“Personal Property” - § 1.11

“Property” - Recital Paragraph C, § 1.12

“Proration Cutoff” - § 9

“Proration Schedule” - § 3.2.1

“Purchase Documents” - § 32.2(b)

“Purchase Price” - § 1.13

“Real Property” - Recital Paragraph C, § 1.14

“Seller” - Introductory paragraph

“Seller Related Parties” - § 15.3

“Seller’s Address” - § 1.15

“Seller’s Broker” - § 18

“Seller’s Counsel” - § 1.16

“Seller’s Cure Notice” - § 4.1.5

“Seller’s Undertakings” - § 32.2(b)

“State” - Recital Paragraph A

“Survey” - § 4.1.1

“Title Approval Period” - § 1.17

“Title Company” - § 1.18

“Title Policy” - § 7.1.1

“Title Report” - § 4.1.1

“Unconditional Approval Notice” - § 4.1.5

2. Sale of Property; Purchase Price; Deposits.

2.1 Sale of Property. Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller, for the Purchase Price and on the terms and conditions set forth in this Agreement.

2.2 Purchase Price. The Purchase Price shall be payable as follows:

2.2.1 Deposit.

(a) Within two (2) business days of the Effective Date, Buyer shall deposit with Escrow Holder, in immediately available federal funds, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (“Initial Deposit”), which Initial Deposit (together with all accrued interest thereon) shall be applied toward payment of the Purchase Price upon the Close of Escrow. If Buyer timely elects to terminate this Agreement and the Escrow in accordance herewith, upon such termination, Escrow Holder shall return the Initial Deposit to Buyer (less the Consideration Amount, which shall be deducted from the Deposit and paid to Seller by Escrow Holder), and this Agreement shall terminate in accordance with Section 4.2.

(b) Upon the expiration of the Due Diligence Period, unless Buyer has timely elected to terminate this Agreement and the Escrow pursuant to, and in accordance with, Section 4.1, Buyer shall deposit with Escrow Holder within one (1) business day thereafter, in immediately available Federal Funds, the additional sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Additional Deposit”) which shall be added to the Initial Deposit (the Initial Deposit and the Additional Deposit are collectively referred to as the “Deposit”) and the Deposit shall be non-refundable to Buyer except in the event of (i) a default by Seller that entitles Buyer to terminate this Agreement, (ii) the failure of any of Buyer’s conditions set forth in Section 7.1, (iii) a termination by Buyer under Section 13.1, or (iv) termination allowed pursuant to other terms and provisions of this Agreement which give Buyer the express right to terminate this Agreement, other than a default by Buyer.

(c) Upon the expiration of the Due Diligence Period, the Deposit shall be retained by Escrow Holder, to be released to Seller at Closing. Following Due Diligence Approval, Escrow Holder shall return the Deposit to Buyer promptly following the event of (i) a default by Seller that entitles Buyer to terminate this Agreement and an election by Buyer to terminate, (ii) the election of Buyer to terminate this Agreement as a result of a failure of any of Buyer’s conditions set forth in Section 7.1, (iii) a termination by Buyer pursuant to Section 13.1, or (iv) termination allowed pursuant to other terms and provisions of this Agreement which give Buyer the express right to terminate this Agreement. In the event the Deposit is returned to

Buyer pursuant to clauses (ii) or (iii) above, the Deposit shall be returned to Buyer less the Consideration Amount, which shall be deducted from the Deposit and paid to Seller by Escrow Holder.

2.3 Closing Funds. Not later than 11:00 a.m. Pacific time on the Closing Date, Buyer shall deposit or cause to be deposited with Escrow Holder, in the form of a confirmed wire transfer of immediately available federal funds, an amount (the “Balance”) equal to (i) the Purchase Price, minus (ii) the sum of (A) the Deposit, and (B) all interest earned on the Deposit while held in Escrow by Escrow Holder, plus (iii) the sum of all closing costs payable by Buyer under this Agreement, and plus or minus (iv) any adjustments per the Proration Schedule or otherwise in accordance with this Agreement.

2.4 Interest on Deposits. All funds received from Buyer shall be deposited by Escrow Holder in an interest-bearing account with a federally-insured state or national bank or savings and loan association (the “Account”). All interest on funds in the Account (in the absence of Buyer’s default hereunder) and all costs of investment shall be allocated to Buyer (and Buyer shall be provided a Form 1099 by Escrow Holder in connection therewith); provided, that all interest shall be retained in Escrow and shall be added to and form a part of the Deposit and in the event of any refund of the Deposit pursuant to this Agreement, all accrued interest in the Account shall be included in the refund.

3. Escrow.

3.1 Opening of Escrow. Upon the delivery of a copy of a mutually executed Agreement to Escrow Holder, Buyer and Seller have opened the Escrow with Escrow Holder. Buyer and Seller’s execution and delivery of this Agreement to Escrow Holder shall constitute authorization to Escrow Holder to act in accordance with the terms of this Agreement. Buyer and Seller shall execute Escrow Holder’s general instructions upon request; provided, however, in the event of any inconsistencies between the terms and conditions of those general instructions and the terms of this Agreement, the terms of this Agreement shall control.

3.2 Closing. Subject to the next sentence, the “Closing” or “Close of Escrow” shall be defined as the date that (i) the Grant Deed, the form of which is attached hereto as Exhibit “E” (“Deed”), conveying Seller’s interest in the Real Property and Improvements to Buyer, is recorded in the real property records of Orange County, State of California or is deemed delivered to Buyer (on terms acceptable to Buyer) and (ii) the Purchase Price is disbursed to Seller by Escrow Holder. This Escrow shall close on the Closing Date, provided all conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived by the party intended to be benefited thereby.

3.2.1 Not later than five (5) business days before the Closing Date, Seller shall prepare and deliver to Buyer a schedule of the estimated adjustments and prorations as of the Closing Date (the “Draft Proration Schedule”), which adjustments and prorations shall be calculated in accordance with Section 9. Buyer and Seller shall mutually agree on any necessary revisions to the Draft Proration Schedule and, not later than two (2) business days before the Closing Date, Buyer and Seller shall deliver to Escrow Holder the revised Draft Proration Schedule they have agreed upon. Buyer and Seller shall each act reasonably and in good faith to agree upon any revisions to the Draft Proration Schedule prepared by Seller. Escrow Holder shall prepare a proforma closing statement setting forth the estimated adjustments and prorations as of the Closing Date (the “Proration Schedule”), which adjustments and prorations shall be prepared in accordance with Section 9 and the approved Draft Proration Schedule.

4. Buyer’s Examination/Reviews/Inspections.

4.1 Buyer’s Approvals. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions within the applicable time periods set forth in this Section 4 for the satisfaction of such conditions.

4.1.1 Title Examination. As of the Effective Date, Buyer acknowledges that it has received an ALTA Owner’s Commitment for Title Insurance issued by Title Company for the Real Property, together with hyperlinks to copies of all recorded documents listed as exceptions therein (collectively, the “Title Report”). Additionally, Buyer acknowledges that as of the Effective Date, Seller has provided Buyer with a copy of the most recent ALTA survey of the Real Property and Improvements, and Buyer may, at Buyer’s expense, update such existing survey or if it desires to obtain a new ALTA survey for the Real Property and Improvements, Buyer shall have such ALTA survey of the Real Property and Improvements prepared at Buyer’s expense (such existing survey, or if an updated or new survey is prepared, such updated or new survey, is referred to as the “Survey”).

(a) Buyer shall have until the expiration of the Title Approval Period to review the Title Report and Survey and to give written notice to Seller and Escrow Agent (“Buyer’s Title Notice”) of which particular matter(s) affecting title to the Real Property are Permitted Exceptions, and which particular matter(s) are disapproved. Buyer shall deliver a copy of any Survey it has obtained to the Seller concurrently with its Buyer’s Title Notice. If Buyer has not obtained a new or updated survey prior to the expiration of the Title Approval Period, Buyer may nevertheless later obtain any such new or updated survey, provided that nothing shown in such survey shall give Buyer any right to delay Closing or amend Buyer’s Title Notice or otherwise assert any due diligence objection.

(b) If Buyer fails to deliver the Buyer’s Title Notice within the Title Approval Period to Seller and Title Company, Buyer shall be deemed to have approved the Title Report and all exceptions and underlying documents shown therein, and on the Survey, including the Permitted Exceptions. If Buyer disapproves any particular matter(s) affecting title to the Real Property in its Buyer’s Title Notice, Seller may, in Seller’s sole and absolute discretion, elect to eliminate and cure or cause the Title Company to endorse over (subject to Buyer’s reasonable approval of any such method of cure or proposed endorsement), any such disapproved matters at or prior to Close of Escrow by giving written notice to Buyer and Escrow Agent within two (2) business days of receipt of Buyer’s Title Notice (“Seller’s Title Response”) of its election. If Seller does not give a Seller’s Title Response or if Seller does give a Seller’s Title Response but does not agree therein to cure certain specific matters disapproved by Buyer, then Seller shall be deemed to have elected not to attempt to cure or cause the Title Company to endorse over (subject to Buyer’s reasonable approval of any such method of cure or proposed endorsement) any such matters. If Seller elects (or is deemed to have elected) not to attempt to cause such disapproved matter to be eliminated, cured or endorsed over to Buyer’s reasonable satisfaction raised in Buyer’s Title Notice timely delivered by Buyer to Seller pursuant to the provisions of Section 4.1.1(a) above, Buyer shall have the right, within two (2) business days after Seller’s Title Response (which date shall be concurrent with the expiration of

Buyer’s Due Diligence Period), to elect to terminate this Agreement, in which event, the Deposit (less the Consideration Amount, which shall be deducted from the Deposit and paid to Seller by Escrow Holder) shall be refunded to Buyer, Escrow shall be cancelled and neither party shall have further rights or obligations under this Agreement, except such rights and obligations as are expressly stated to survive the termination of this Agreement (including Buyer’s indemnity obligations set forth in Section 4.1.4).

(c) Reserved.

(d) Reserved.

(e) The following exceptions shall be “Permitted Exceptions”: (1) exceptions for a lien for current, non-delinquent real estate taxes and assessments not yet due or payable; (2) the standard pre-printed exceptions and exclusions set forth in the jacket of the title policy to be issued by Title Company; (3) the other exceptions shown on the Title Report of which Buyer does not disapprove pursuant to this Section 4.1.1; (4) any exceptions created by Buyer and Buyer’s Licensee Parties (defined below), and (5) applicable zoning and building ordinances and land use regulations.

(f) Notwithstanding anything to the contrary contained herein, except for the lien for real property taxes or assessments not yet due and payable, Seller shall, on or before the Closing, remove all deeds of trust, mortgages, other monetary liens created by Seller, including all liens for delinquent taxes, mechanics’ liens and judgment liens.

(g) Buyer shall also have the right to review and object to any new exceptions to title disclosed in any amendment to the Title Report not otherwise actually known to Buyer by delivering written notice to Seller of such disapproved exceptions (such notice shall also be a Buyer’s Title Notice) within five (5) days of Buyer’s receipt of any such amendment to the Title Report. The time periods set forth above for Seller’s response to the Buyer’s Title Notice and Buyer’s response to any Seller’s Title Response shall commence as of the date of the new Buyer’s Title Notice. If required to accommodate such time periods, notwithstanding anything to the contrary in this Agreement, the Closing shall be extended until five (5) business days following the expiration of the time period for Seller’s Title Response.

4.1.2 Reserved.

4.1.3 Buyer’s Due Diligence Document Review.

(a) Buyer shall approve, not later than the expiration of the Due Diligence Period, the documents and items set forth in Exhibit “F” (“Due Diligence Documents”). Buyer acknowledges that the Due Diligence Documents (except for any proprietary information) have been delivered or made available to Buyer as of the Effective Date of this Agreement.

(b) Except as expressly set forth in Section 13 below, Seller makes no representations or warranties of any kind, either express or implied, including as to the accuracy and/or content of materials, with regard to any of the Due Diligence Documents. Except as otherwise expressly set forth in Section 32.2 below Buyer agrees that Buyer will not assert any claim or seek any liability against Seller with respect to furnishing the Due Diligence Documents or any information contained therein. Any Due Diligence Documents delivered to or obtained by Buyer pursuant to this Agreement shall not enlarge or add to the warranties of Seller beyond those expressly set forth in Section 13 below. Buyer agrees and acknowledges that each and all of the Due Diligence Documents and the information therefrom are confidential and shall be used only for Buyer’s due diligence review of the Property, and Buyer covenants and agrees not to report, publish, share, circulate, disseminate or otherwise reveal or cause or permit to be reported, published, shared, circulated, disseminated or otherwise revealed, to any party, person or entity any or all of the Due Diligence Documents or any information therein or item or circumstance relating thereto or to the transaction contemplated by this Agreement, except to Buyer’s lenders, accountants, contractors, attorneys, insurers and advisors, agents, employees, consultants, representatives, subcontractors and/or other parties (collectively, “Buyer’s Licensee Parties”) inspecting, testing or evaluating the Property on behalf of Buyer in accordance with this Agreement, as and only to the extent necessary for this transaction or as required by applicable law. Further, prior to delivery of any of the foregoing to such lenders, accountants, contractors, attorneys, insurers and advisors, agents, consultants, representatives, subcontractors or other parties inspecting, testing or evaluating the Property on behalf of Buyer, Buyer shall inform each and every such party that such information is confidential and is subject to a prohibition on further dissemination or circulation by any means and may only be used as necessary for Buyer’s review purposes pursuant to this Section 4.1.3 relating to this transaction. In the event this Agreement terminates for any reason, the foregoing confidentiality obligations shall survive and Buyer shall promptly return to Seller the originals of all Due Diligence Documents previously provided to or obtained by or on behalf of Buyer or any of its agents from or at Seller’s direction and shall not make any further use of the Due Diligence Documents or information therefrom. Buyer agrees that if the confidentiality provisions contained in this Section 4.1.3 are breached, the remedy at law may be inadequate and, therefore, without limiting any other remedy available at law or equity, an injunction, specific performance or other form of equitable relief, or any combination thereof, shall be available to Seller.

(c) Buyer shall notify Seller prior to the expiration of the Due Diligence Period if it desires to receive an assignment of, and to assume Seller’s rights and obligations under, any Contracts at Closing, which notice shall specify the Contracts to be assigned and assumed (such contracts, “Approved Contracts”). Except for the Approved Contracts set forth in such notice, Seller shall terminate all other Contracts as of the Closing Date at Seller’s sole cost and expense.

4.1.4 Buyer’s Inspection.

(a) Buyer shall approve, on or before the expiration of the Due Diligence Period, all physical aspects of the Property, including, but not limited to, all conditions relating to the presence, existence, or use of Hazardous Material (defined in Section 14) on or under the Property. During the term of this Agreement, Buyer and its agents shall have the right to inspect the Property during normal business hours at a time mutually acceptable to Buyer and Seller and upon not less than twenty-four (24) hours prior request to Seller (subject to logistical arrangements beyond Seller’s reasonable control), in order to make, at Buyer’s sole cost and expense, such inspections and surveys of the Property as Buyer may desire; provided, however, that without Seller’s prior written consent, not to be unreasonably withheld, Buyer shall not be entitled (i) to perform or cause to be performed any invasive or destructive actions, punctures or drilling of any kind; or (ii) to initiate any application for any zoning variance, zone change, conditional use permit or other entitlement modification directed at any governmental official with respect to the Property (and Seller may withhold its consent to any request in this clause (ii) in its sole discretion). Buyer shall not be entitled to enter the Property without being accompanied by a designated representative of Seller on less than twenty-four (24) hours telephonic notice to Seller (which must involve actual contact by telephone, not leaving a voice mail message); provided, Seller shall cooperate in making such representative available. Buyer shall use all due care and consideration in connection with its inspections and shall comply with all applicable laws. Buyer shall immediately repair any and all damage resulting from the acts of Buyer or Buyer’s Licensee Parties inspecting, testing or evaluating the Property on behalf of Buyer in accordance with this Agreement and relating to the whole or any part of the Property. If Buyer fails to disapprove the physical condition of the Property by notice to Seller and Escrow Holder on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have approved the physical condition of the Property and Buyer’s review, inspection and testing thereof.

(b) Buyer shall indemnify, defend and hold Seller and the Property harmless from and against any and all expenses, costs, fees, suits, actions, obligations, liabilities, and damages (including attorneys’ fees and costs) directly or indirectly, known or unknown, to the extent resulting from such entry, and acts or omissions by Buyer and Buyer’s Licensee Parties on the Property prior to the Closing Date. Buyer shall not cause or permit in any way any liens or encumbrances upon or relating to the Property or any interest therein as a result of Buyer’s or Buyer’s Licensee Parties’ acts with regard to the Property.

(c) As a condition to entry onto the Property and at all times prior to the Close of Escrow, Buyer or Buyer’s Licensee Parties accessing the Property shall have in effect (i) workers compensation and employer’s liability insurance with statutory limits of coverage as required by law, and with a limit of liability for coverage B of at least $1,000,000 each occurrence/aggregate, (ii) commercial general liability insurance naming Seller as an additional insured, with (x) waiver of subrogation; and (y) limits of not less than Three Million Dollars ($3,000,000) combined single limit for bodily and personal injury and property damage (which limits above $2,000,000 may be satisfied with umbrella liability coverage) and (iii) a policy of commercial automobile liability coverage having a limit for each accident of One Million Dollars ($1,000,000). All the foregoing policies shall name Seller and Seller’s property manager (K&J Construction) as additional insureds. Prior to entering the Property, Buyer shall deliver to Seller certificates of insurance evidencing such coverage and further evidencing that such coverage may only be terminated or modified upon thirty (30) days prior notice to Seller. Buyer’s indemnity, defense, confidentiality and other obligations and covenants in this Section 4.1 shall survive any termination of this Agreement or the Closing, as applicable.

(d) Buyer acknowledges that any operating statements and other financial information relating to the ownership and operation of the Property provided to Buyer by Seller or its agents are unaudited, may contain mistakes, inaccuracies and misclassifications, do not reflect all adjustments and footnote disclosures which might be necessary to cause such statements to conform to generally accepted accounting principles, and include expense prorations and allocations from related parties which may vary from the cost of obtaining such items or services from unrelated third parties.

(e) In the event this Agreement terminates for any reason other than the default of the Seller, upon Seller’s request, Buyer shall promptly deliver to Seller copies of all reports, plans, studies, surveys and test results prepared by third parties at the request of Buyer, and not by their terms restricted from dissemination or otherwise deemed confidential, relating to the Property or arising from this Agreement (“Buyer’s Reports”). Buyer acknowledges and agrees that the Buyer’s Reports shall be treated by Buyer and Seller as confidential and Buyer and Seller shall be subject to the same confidentiality covenants and requirements with respect to such materials as set forth above in Section 4.1.3 with respect to the Due Diligence Documents.

4.1.5 Buyer’s Notice of Approval.

(a) All of Buyer’s approvals and disapprovals pursuant to Section 4.1 shall be delivered by Buyer in its sole and absolute discretion. If Buyer approves of its testing, review, analysis, evaluation and inspections pursuant to Sections 4.1.1, 4.1.2, 4.1.3 and 4.1.4, Buyer may elect, in its sole discretion, to give an unconditional notice of approval without objection as to any matter (“Unconditional Approval Notice”) to Seller not later than the expiration of the Due Diligence Period or Buyer may elect, in its sole discretion, to give a notice of disapproval to Seller not later than the expiration of the Due Diligence Period.

(b) If Buyer does not timely deliver a notice of disapproval, then Buyer shall be deemed to have approved the results of Buyer’s due diligence investigation (“Due Diligence Approval”). If Buyer’s notice of approval is conditional with respect to any matter or includes objection to any matter (a “Conditional Approval Notice”), Buyer shall be deemed to have disapproved its due diligence review and this Agreement shall terminate in accordance with Section 4.2 unless, within two (2) days, Seller has given Buyer notice that it will attempt to cure all matters objected to and to satisfy all conditions imposed by Buyer (“Seller’s Cure Notice”).

(c) Notwithstanding the provisions of the foregoing Section 4.1.5(b) above, Buyer shall have the right, in its sole and absolute discretion, within two (2) days after receipt of Seller’s Cure Notice, to elect to terminate this Agreement, in which event, the Deposit (less the Consideration Amount, which shall be deducted from the Deposit and paid to Seller by Escrow Holder) shall be refunded to Buyer, Escrow shall be cancelled and neither party shall have further rights or obligations under this Agreement, except such rights and obligations as are expressly stated to survive the termination of this Agreement (including Buyer’s indemnity obligations set forth in Section 4.1.4).

(d) If, after Seller has delivered its Seller’s Cure Notice and provided Buyer has not exercised its right to terminate this Agreement pursuant to the foregoing Section 4.1.5(c), above, Seller subsequently determines that Seller will be unable to cure any such matter objected to or satisfy any such condition imposed, it shall promptly notify Buyer of such determination and, in that event, Buyer shall either agree, by written notice to Seller and Escrow Agent to be given within two (2) days after its receipt of such notice from Seller, to waive such matter or condition and proceed with Closing, or elect to terminate this Agreement, in which event, the Deposit (less the Consideration Amount, which shall be deducted from the Deposit and paid to Seller by Escrow Holder) shall be refunded to Buyer, Escrow shall be cancelled and neither party shall have further rights or obligations under this Agreement, except such rights and obligations as are expressly stated to survive the termination of this Agreement (including Buyer’s indemnity obligations set forth in Section 4.1.4).

(e) Notwithstanding anything to the contrary contained in Section 4.1 and its subsections requiring or providing the parties with various notice and cure rights, Buyer shall have the right to terminate this Agreement for any reason or no reason on or before the expiration of either the Title Approval Period or the Due Diligence Period by giving written notice of termination to Seller. If Buyer fails to timely deliver such notice to Seller, such failure shall constitute a waiver of this termination right, and this Agreement shall continue in full force and effect. If Buyer does timely deliver such notice to Seller, then this Agreement shall automatically terminate in which event, the Deposit (less the Consideration Amount, which shall be deducted from the Deposit and paid to Seller by Escrow Holder) shall be refunded to Buyer, Escrow shall be cancelled and neither party shall have further rights or obligations under this Agreement, except such rights and obligations as are expressly stated to survive the termination of this Agreement (including Buyer’s indemnity obligations set forth in Section 4.1.4).

4.2 Termination. Subject to any Seller’s Cure Notice and Buyer’s approval thereof, this Agreement and the Escrow shall terminate upon Buyer’s failure to approve of any of the matters described in Section 4.1 within the applicable time periods set forth in such Section. Upon any termination of this Agreement pursuant to this Section 4.2, Section 32.1, or pursuant to Section 39, (i) each party shall execute such documents as Escrow Holder may reasonably require to evidence such termination, (ii) Escrow Holder shall return all documents to the party who deposited them, (iii) Escrow Holder shall return to Buyer all funds held in Escrow previously deposited in Escrow by Buyer (plus any accrued interest to which Buyer is entitled, but less the Consideration Amount, which shall be paid to Seller), less (a) one-half ( 1⁄2) of Escrow Holder’s termination fees, and (b) one-half ( 1⁄2) of the Title Company’s cancellation fees, (iv) Buyer shall return to Seller all documents delivered to it by Seller relating to the Property and Buyer’s Reports, and (v) except for those obligations which specifically survive termination of this Agreement (including all indemnity obligations and confidentiality obligations of Buyer under this Agreement), all of the respective obligations of Buyer and Seller relating to this Agreement and the Property shall terminate.

4.3 No Obligation by Seller to Correct Defects. WITHOUT LIMITING ANY OF THE OTHER TERMS OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT SELLER SHALL HAVE NO OBLIGATION OF ANY KIND TO CORRECT OR OTHERWISE ADDRESS ANY DEFICIENCY OR DEFECT OF ANY KIND WHICH BUYER CLAIMS TO EXIST BASED UPON BUYER’S INSPECTION OR REVIEW OF ANY OR ALL OF THE MATTERS WHICH ARE THE SUBJECT OF THIS SECTION 4, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 4, TO THE EXTENT SELLER HAS AGREED TO CORRECT OR CURE ANY MATTER PURSUANT TO A SELLER’S TITLE RESPONSE OR SELLER’S CURE NOTICE.

5. Deposits by Seller.

5.1 Deposit of Documents. Seller shall execute and acknowledge (where appropriate), and deposit with Escrow Holder not later than 2:00 p.m. Pacific Time the business day prior to the Closing Date for delivery to Buyer upon the Close of Escrow or, if applicable, for recordation upon the Close of Escrow, the following documents and instruments:

(a) One (1) counterpart of the Deed;

(b) Two (2) counterparts of a Bill of Sale (“Bill of Sale”) in the form attached hereto as Exhibit “G”, conveying to Buyer all of Seller’s right, title and interest in and to all of the Personal Property;

(c) Two (2) counterparts of an Assignment of Contracts (“Assignment of Contracts”) in the form attached hereto as Exhibit “I”, pursuant to which (i) Seller assigns to Buyer all of Seller’s right, title and interest in and to the Approved Contracts and any items for which Seller receives a credit under Section 9(f), and (ii) Buyer assumes certain of Seller’s obligations under such Contracts according to the terms thereof;

(d) Two (2) counterparts of an Assignment of Intangible Property (“Assignment of Intangible Property”) in the form attached hereto as Exhibit “K”, pursuant to which (i) Seller assigns to Buyer all of Seller’s right, title and interest in and to the Intangible Property and (ii) Buyer assumes certain of Seller’s obligations applicable to the Intangible Property according to the terms thereof;

(e) A Certification of Non-Foreign Status pursuant to Section 1445 et seq. of the Internal Revenue Code of 1986, as amended, in the form attached hereto as Exhibit “J”, and a California Form 593-W;

(f) An owner’s title affidavit, or at Seller’s option, an indemnity, as applicable, in the customary form issued by Title Company and reasonably acceptable to Seller to enable Title Company to delete the standard Exceptions to the title insurance policy set forth in this Agreement (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to consummate the transactions contemplated hereby; and

(g) Such other documents, including, but not limited to documentation evidencing authority, as may be reasonably requested by Escrow Holder or the Title Company to facilitate the Closing.

6. Deposits by Buyer.

6.1 Deposit of Funds. On the Closing Date Buyer shall deposit or cause to be deposited with Escrow Holder the Balance of the Purchase Price as set forth in Section 2.2.3 above.

6.2 Deposit of Documents. Buyer shall execute and acknowledge (where appropriate) and deposit with Escrow Holder not later than 2:00 p.m. Pacific Time on the business day prior to the Closing Date for delivery to Seller upon the Close of Escrow the following documents and instruments:

(a) Two (2) counterparts of the Assignment of Contracts;

(b) Reserved;

(c) Two (2) counterparts of the Assignment of Intangible Property; and

(d) Such other documents, including, but not limited to documentation evidencing authority, as may be reasonably requested by Escrow Holder or the Title Company to facilitate the Closing.

7. Conditions to Closing.

7.1 Buyer’s Conditions. In addition to the other terms and provisions of this Agreement which give Buyer the express right to terminate this Agreement and the Escrow, Buyer’s obligation to purchase the Property from Seller shall be subject to the satisfaction of the following conditions within the applicable periods set forth in this Agreement for the satisfaction of such conditions (or Buyer’s waiver thereof):

7.1.1 Title Insurance. On the Closing Date, the Title Company shall be prepared and irrevocably committed to issue to Buyer a CLTA Owner’s Policy of Title Insurance for the Real Property with coverage in the amount of the Purchase Price (if Buyer has obtained a new or updated Survey acceptable to the Title Company to remove the survey exception and issue an extended coverage policy, Buyer may obtain such policy, however, it is not a condition to closing that Buyer be able to obtain an ALTA policy or extended coverage, unless Buyer has delivered a Survey to the Title Company in form and substance acceptable to the Title Company), showing fee title vested in Buyer, subject only to the Permitted Exceptions and containing such endorsements and terms as may be set forth in any Commitment for Title Insurance approved by Buyer (and by Seller as to any conditions for issuance that require satisfaction by Seller or any third party, with such approval by Seller not to be unreasonably withheld) (“Title Policy”); provided, that at Buyer’s election and at its sole expense, Buyer may elect to obtain any endorsement to the Title Policy either requested by Buyer or Seller (pursuant to the provisions set forth in Section 4.1.1(b) above);

7.1.2 Delivery of Documents by Seller. Seller shall have delivered or caused to be delivered to the Escrow Holder all of the documents described in Section 5;

7.1.3 Representations and Warranties. All representations and warranties of Seller contained in this Agreement, shall be true and correct in all material respects as of the date made and as of the Close of Escrow, with the same effect as though such representations and warranties were made at and as of the Close of Escrow; provided that any change in any of the representations and warranties of Seller shall be subject to the provisions of Section 13.3; and provided further, that to the extent any representation or warranty made by Seller is actually known by Buyer or its employees, before the end of the Due Diligence Period, to be untrue or inaccurate and Buyer nevertheless fails to terminate this Agreement, Buyer shall have no right under this Agreement to terminate this Agreement by reason of that particular untruth or inaccuracy; and provided, further, that to the extent any representation or warranty made by Seller, is actually known by Buyer or its employees, prior to the Closing, to be untrue or inaccurate and Buyer nevertheless proceeds with the Closing, Buyer shall be deemed to have waived such representation or warranty and shall have no further rights against Seller with respect thereto;

7.1.4 Performance of Covenants. Seller shall have performed the material covenants of Seller under this Agreement to be performed by Seller before Closing;

7.1.5 Condemnation or Casualty Delay. No event governed by Section 39 has occurred, giving rise to a time period during which this Agreement may be terminated, which time period has not then lapsed; and

7.1.6 Occupancy. There shall be no leases, subleases, occupancies, licenses or tenancies of any nature in effect pertaining to the Property.

The conditions set forth in this Section 7.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions. Failure of any condition shall enable Buyer to terminate this Agreement and receive a full refund of the Deposit.

7.2 Seller Conditions. In addition to other terms and provisions of this Agreement which give Seller the right to terminate this Agreement and the Escrow, Seller’s obligation to sell the Property to Buyer shall be subject to the satisfaction of the following conditions (or Seller’s waiver thereof):

7.2.1 Delivery of Closing Documents and Funds. Buyer shall have delivered or caused to be delivered to the Escrow Holder all of the documents and funds described in Sections 2.2 and 6, including the full Purchase Price;

7.2.2 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow; and

7.2.3 Performance of Covenants. Buyer shall have performed the material covenants of Buyer under this Agreement to be performed by Buyer before Closing

The conditions set forth in this Section 7.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions. Failure of any condition shall enable Seller to terminate this Agreement and retain Buyer’s Deposit as liquidated damages pursuant to the provisions of Section 32.1.

8. Costs and Expenses.

8.1 Seller’s Costs. Seller shall pay (i) one-half ( 1⁄2) of Escrow Holder’s fees; (ii) any documentary transfer taxes applicable to the transfer of the Real Property or recordation of the Deed; (iii) the premium for a CLTA Standard Coverage Owner’s Title Insurance Policy; (iv) Seller’s share of prorations as determined in accordance with Section 9; (v) commissions due to Seller’s Broker and Buyer’s Broker; (vi) any document preparation and document recording fees which are required in order to eliminate any items disapproved by Buyer in accordance with Section 4.1 and (vii) such other closing costs, if any, not expressly provided for herein that are customarily charged to sellers of commercial real property for the county in which the Real Property is located.

8.2 Buyer’s Costs. Buyer shall pay (i) one-half ( 1⁄2) of Escrow Holder’s fees; (ii) all document preparation and document recording fees (except as provided in Section 8.1(vi) above); (iii) any additional title insurance premium attributable to issuance of an ALTA rather than CLTA policy of title insurance or attributable to any title endorsements (whether such endorsements are requested by Buyer or compelled by Seller pursuant to the terms set forth in Section 4.1.1 above), if applicable; (iv) Buyer’s share of prorations as determined in accordance with Section 9; (v) any document preparation and document recording fees which are required in order to eliminate any items on title caused by Buyer or Buyer’s Licensee Parties inspecting, testing or evaluating the Property on behalf of Buyer and (vi) such other closing costs, if any, not expressly provided for herein, that are customarily charged to buyers of commercial real property for the county in which the Real Property is located.

9. Prorations; Credits. All prorations under this Section (i) shall be made as of 12:01 a.m. on the day of the Close of Escrow (the “Proration Cutoff”); and (ii) shall be made on the basis of the actual number of days in the appropriate proration periods. Pursuant to Section 3.2.1, the Proration Schedule shall be mutually approved by Buyer and Seller and delivered to Escrow Holder at least two (2) business days prior to the Close of Escrow. The following items shall be credited to the parties or shall be prorated by the parties as of the Close of Escrow, as applicable, with Seller responsible for expenses and entitled to revenues accruing prior to the Proration Cutoff, and Buyer responsible for expenses and entitled to revenues accruing after the Proration Cutoff:

(a) Escrow Holder shall prorate the real estate taxes with respect to the Real Property and Improvements for the current fiscal year as of the Proration Cutoff based upon the most current real estate tax information available, and the parties shall re-prorate such taxes upon receipt of actual bills. If and to the extent there exists any improvement assessment liens or other similar assessments which encumber the Real Property and Improvements, Buyer hereby expressly agrees and assumes the obligation to pay any and all future installments of such bonds or assessment liens affecting the Property which relate to the period from and after the Proration Cutoff and Seller shall be responsible for any taxes, bonds, or assessment liens relating to the period prior to the Proration Cutoff. Any bond payments or assessment liens payable for the current period shall be prorated in accordance with this Section 9. Seller shall have no obligation to pay the principal amount of any of such assessments or bonds unless such assessments or bonds relate to the period prior to the Proration Cutoff.

(b) The Parties acknowledge that there are no rents to prorate.

(c) Utilities, services, operating and all other expenses with respect to the Property shall be prorated based upon the latest available information, such that Seller shall be responsible for all such costs and expenses relating to the period up to the Proration Cutoff, and Buyer shall be responsible for all such costs and expenses relating to the period from and after the Proration Cutoff. Seller shall endeavor to have all meters read for all utilities servicing the Property including water, sewer, gas and electricity for the period to the Proration Cutoff and shall pay all bills rendered on the basis of such readings (provided, however, Buyer shall be responsible for any and all fees and charges relating to the changeover of all such services and utilities). Premiums for casualty and liability insurance shall not be prorated.

(d) Except to the extent assigned to Buyer, Seller shall receive all bonds, letters of credit, set-aside letters, refundable deposits, retentions, holdbacks or similar security items, if any, posted by Seller with any utilities or governmental agencies relating to or arising from the Property. In the event any deposit, retention or holdback posted by Seller is non-refundable, Seller shall receive a credit at Closing for the amount of such security item if such security item will inure to the benefit of Buyer and the rights to such security item are assigned by Seller to Buyer.

(e) Income and expenses under the Approved Contracts and all other expenses of operating the Property shall be prorated and those which relate to the period prior to the Proration Cutoff shall accrue to or be paid by Seller, as applicable, and those which relate to the period from and after the Proration Cutoff shall accrue to or be paid by Buyer, as applicable.

(f) At least three (3) business days prior to the Closing Date, Escrow Holder shall deliver to Buyer the Draft Proration Schedule for approval by Buyer. Such prorations, if and to the extent known and agreed upon as of the Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow in accordance with the mutually approved Proration Schedule. Notwithstanding the foregoing, if either Buyer or Seller is engaging in an IRC Section 1031 tax-deferred exchange and desires to calculate and pay or receive credit for prorations separate from the Purchase Price, the prorations shall nevertheless be calculated and paid or credited through Escrow and may be shown either as separate items on the closing statement or on a separate closing statement. Any such prorations not determined or not agreed upon or provided for on an estimated basis as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Close of Escrow. Buyer’s and Seller’s foregoing obligations with respect to prorations under this Agreement shall survive for a period of one hundred twenty (120) days after the Close of Escrow. In addition, if any errors or omissions are made regarding adjustments and prorations as aforesaid, the parties shall make the appropriate corrections promptly upon the discovery thereof, provided that the party entitled to the correction makes a written request for such correction to the other party (accompanied by reasonably detailed information which substantiates the error) within one hundred twenty (120) days after the Close of Escrow.

10. Disbursements and Other Actions by Escrow Holder.

10.1 Closing. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

(a) Cause the Deed and any other documents which the parties may mutually direct, to be recorded in the real property records of Orange County, State of California;

(b) Disburse to Seller all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price and prorations for the Property as follows:

(i) Deduct therefrom all items chargeable to the account of Seller pursuant hereto;

(ii) The remaining balance of the funds so deposited by Buyer towards payment of the Purchase Price and prorations shall be disbursed to Seller or as Seller may direct;

(c) Disburse from funds deposited by Buyer with Escrow Holder towards payment of all closing costs chargeable to the account of Buyer pursuant hereto such monies as are necessary to pay all said closing costs of Buyer, and disburse the balance of such funds, if any, to Buyer; and

(d) Deliver the Title Policy to Buyer.

10.2 Deliveries. Within two (2) business days of the Close of Escrow, Escrow Holder shall:

(a) Deliver to Buyer one (1) fully-executed original counterpart of each of the Bill of Sale, Assignment of Contracts, Assignment of Intangible Property, and the Certificate of Non-Foreign Status and any state withholding certificate;

(b) Deliver to Seller one (1) fully-executed original counterpart of each of the Bill of Sale, Assignment of Contracts, and Assignment of Intangible Property; and

(c) Deliver to both Buyer and Seller copies of all other documents delivered to Escrow Holder, the closing statement and conformed copies of all other documents recorded pursuant to this Agreement, including the Deed.

10.3 Possession . Upon confirmation of the Close of Escrow, but effective as of 12:01 a.m. on the date of the Closing, such that Buyer shall be entitled to all benefits of and bear all risks of ownership on that date, possession of the Property, along with the following items shall be delivered by Seller to Buyer at the Property or such other place as Seller and Buyer may agree prior to Closing:

(a) Contracts. The originals of all Approved Contracts in the possession of Seller (or copies if Seller does not have originals) that have been assigned to and assumed by Buyer, if not previously delivered to Buyer.

(b) Keys. Any keys to any door or lock on the Property in the possession of Seller.

(c) Licenses and Permits. All licenses, permits, or copies thereof, issued by governmental authorities having jurisdiction over the Property which Seller has in its possession and which are transferable, and all surveys, permits, plans, warranties, and other like items relating to the Property which are in Seller’s possession and transferable.

(d) Personal Property. All Personal Property and documentation (if available) evidencing any Intangible Property.

11. Operations During Escrow.

11.1 Operations During Escrow. Seller shall (and Seller shall instruct the property manager to) operate, maintain and insure the Property, from and after the date hereof until the Closing or earlier termination of this Agreement, in the ordinary course in substantially the same manner and fashion as prior to the date of this Agreement (other than as may be required as a result of the sale of the Property, or to comply with the requirements of applicable governmental restrictions, or to respond to any emergency threatening safety of persons or damage to property); provided, Seller shall not have any responsibility or liability under this sentence for ordinary wear and tear, or for damage or destruction (which matters shall be governed by Section 39). Further, Seller will not have any obligation to make any efforts to secure any tenants for the Property. Notwithstanding anything to the contrary in this Agreement, Seller agrees that it will not without the prior consent of Buyer, which consent may be withheld in Buyer’s sole discretion, enter into any new contract which affects the Property or goods or services provided to the Property (“Operating Contract”) having a term that extends beyond the Closing Date. Buyer shall be deemed to have consented to any request for approval pursuant to this Section 11 if Buyer fails to notify Seller of its disapproval (including the specific reasons for any disapproval) via telephone or electronic mail, with written notice given concurrently, within five (5) business days of its receipt of a written request for approval from Seller. From the Effective Date until the expiration of the Due Diligence Period, Seller shall provide Buyer with written notice and copies of any new Operating Contracts entered into, or to be entered into, prior to the expiration of the Due Diligence Period. From the Effective Date until the Closing, Seller shall deliver to Purchaser copies of any notice described in Sections 13.1.3, 13.1.4, or 13.1.5 that Seller receives subsequent to the Effective Date, within three (3) business days after receipt.

12. Reserved.

13. Representations and Warranties.

13.1 Seller’s Representations. Seller makes the following representations and warranties to Buyer:

13.1.1 Authority; Binding On Seller. Seller is a nationally chartered bank under a charter issued by the United States Office of the Comptroller. Seller has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents executed by Seller in connection herewith and to consummate all the transactions contemplated hereby and thereby, including the power and authority to sell, assign and transfer the Property in accordance with this Agreement.

13.1.2 Conflict With Contracts. To Seller’s knowledge as of the Effective Date of this Agreement and as of the Closing, the execution and delivery of this Agreement does not, and the performance by Seller of its obligations hereunder will not conflict with any provision of any existing contract or agreement to which Seller is subject or result in the creation or imposition of any lien on the Property which could materially and adversely affect the ability of the Seller to discharge its obligations under and complete the transactions contemplated by this Agreement.

13.1.3 FIRPTA Representation. Seller is not a foreign person and is a “United States Person” as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

13.1.4 OFAC and Anti-Money Laundering Compliance Certifications. Seller represents and warrants (i) neither Seller nor any of its beneficial owners is named or is acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United State Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control; (ii) it is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; (iii) none of Seller’s beneficial owners is a “senior foreign political figure,” or “immediate family member or close associate of a senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001, and (iii) Seller is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities.

13.1.5 No Notice of Violations. To Seller’s knowledge, Seller has received no written notice (that remains uncured) from any government agency (including any environmental agencies) having jurisdiction over the Property (A) that considers the Property to be in violation of any law, ordinance, regulation or order or (B) of the existence of any Hazardous Materials on the Property.

13.1.6 Contracts and Other Agreements. To Seller’s knowledge, other than the Contracts, there are no unrecorded leases, licenses, occupancy agreements, arrangements, agreement, understandings, options, contracts, or rights of first refusal affecting or relating to the Property in any way.

13.1.7 Litigation; Condemnation. To Seller’s knowledge, there is no litigation or other proceeding pending or threatened (a) against Seller that challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement, (b) against Seller’s interest in the Property, or (c) otherwise affecting the Property or any part thereof. To Seller’s knowledge, there are no pending or threatened proceedings for condemnation by any authority having that right or power, nor, to Seller’s knowledge, are there any pending or threatened eminent domain proceedings of which the Property or any part thereof is the object.

13.1.8 Due Diligence Documents. To Seller’s knowledge, the Due Diligence Documents delivered to Buyer and as set forth on Exhibit “F” contain the material agreements, reports, documentation and other materials pertaining to the Property within Seller’s possession and control.

13.2 Seller’s Knowledge. The representations, warranties and statements of Seller set forth in this Agreement which are qualified to Seller’s knowledge, the knowledge of Seller, known to Seller or similar phrasing, shall mean the current actual knowledge of Steven Sugarman and John Grosvenor then possessed by such individuals, without such individuals having made any independent analysis, investigation or inquiry with respect to the matter so qualified, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other agent, employee, officer, manager, member or representative of Seller or any other persons or entities, or to impose upon the identified individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains or to impose upon the identified individuals any personal liability for such representations and warranties. To the extent the Due Diligence Documents furnished or made available to Buyer, or any other tests, studies, reports or written documentation obtained by Buyer contain express provisions or information that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Due Diligence Documents and other tests, studies or reports, and Seller shall not have any liability therefor.

13.3 Survival. The representations and warranties in Section 13.1 shall survive the Closing for a period of nine (9) months after the Closing, and shall thereafter be of no further force or effect; provided, that Buyer will not be entitled to assert a claim against Seller in respect of a breach of any representation or warranty unless and until its damages in respect of all such breaches, as reasonably estimated, equal or exceed One Hundred Thousand Dollars ($100,000) (in which event Buyer will be entitled to assert a claim against Seller in respect of all such damages from the first dollar) and, except for a breach of representation or warranty resulting from Seller’s intentional fraud or willful misconduct, in no event will Seller’s aggregate liability in respect of all such breaches of representation or warranty exceed two percent (2%) of the Purchase Price. In the event any judgment against Seller for breach of a representation or warranty by Seller (exclusive of any award for professional fees) is for an amount less than One Hundred Thousand Dollars ($100,000), then Seller shall be deemed to be the prevailing party (including for the purpose of Section 16) and Seller shall have no liability therefor.

13.4 Buyer’s Representations. Buyer makes the following representations and warranties to Seller:

13.4.1 Authority; Enforceability. Buyer is a corporation, duly organized and validly existing under the laws of the State of Delaware and is duly qualified to transact business in the State of California. Buyer has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents and to consummate all the transactions contemplated hereby and thereby.

13.4.2 Conflict With Existing Laws or Contracts. To Buyer’s knowledge as of the Effective Date of this Agreement, the execution and delivery of this Agreement does not, and the performance by Buyer of its obligations hereunder will not conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a material breach of or constitute a material default under any of the terms, conditions or provisions of any enforceable agreement or instrument to which Buyer is a party and by which it is bound, or result in the creation or imposition of any lien on any of its assets or property which could materially and adversely affect the ability of Buyer to discharge its obligations under and complete the transactions contemplated by this Agreement.

13.4.3 Decision to Purchase. Buyer is a sophisticated real estate investor, and Buyer’s offer and decision to purchase the Property is and will be based upon its own independent expert evaluation of the Property, the Due Diligence Materials, and any other materials deemed relevant by Buyer and its agents and advisors. In entering into this Agreement, Buyer has not relied upon any oral or written information from Seller, or any of its respective employees, affiliates, brokers, agents, legal counsel or other representatives, other than the representations and warranties expressly set forth in Section 13.1 of this Agreement (subject, however, to the limitations set forth in Section 19). Buyer further acknowledges that no employee, agent, broker, legal counsel or other representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements or representations other than those specifically contained in Section 13.1 of this Agreement.

13.4.4 Liability Insurance. With regard to entries by Buyer onto the Property prior to the Closing Date by Buyer’s and Buyer’s Licensee Parties inspecting, testing or evaluating the Property on behalf of Buyer pursuant to this Agreement, Buyer has named Seller and K&J Construction as additional insureds on Buyer’s liability insurance policy as required in Section 4.1.4(c).

13.4.5 OFAC and Anti-Money Laundering Compliance Certifications. Buyer represents and warrants (i) neither Buyer nor any of its beneficial owners is named or is acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United State Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control; (ii) it is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; (iii) none of Buyer’s beneficial owners is a “senior foreign political figure,” or “immediate family member or close associate of a senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001, and (iii) none of the funds used for the purchase of the Property have been or will be derived from a “specified unlawful activity” as defined in, and Buyer is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities.

14. Hazardous Material.

14.1 Definition of Hazardous Material . The term “Hazardous Material” or “Hazardous Materials” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” or “Hazardous Materials” includes any material or substance which is (i) defined as “hazardous waste”, “extremely hazardous waste”, or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as “hazardous material”, “hazardous substance”, or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as “hazardous” or “extremely hazardous” pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as a “hazardous waste”, “hazardous substance” or similar term under the Federal

Water Pollution Control Act (33 U.S.C. § 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. § 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). Hazardous Materials do not include consumer goods, cleaning supplies, office supplies and customary building materials used, stored and disposed of in accordance with applicable laws.

14.2 Presence of Hazardous Material. Buyer acknowledges that the Property may or may not contain certain Hazardous Materials and except as set forth in Section 13.1 of this Agreement, that Seller makes no representation or warranty to Buyer regarding the presence or absence of any Hazardous Materials on or under the Property. It shall be Buyer’s responsibility to examine the Property and conduct such investigations and testing and to review such reports or other documents as it deems necessary under Section 4.1 above to satisfy itself as to the presence or absence of any Hazardous Materials.

15. Disclaimer/As Is Sale/Release/General Indemnity.

15.1 As Is. As a material inducement to and part consideration for the execution and delivery of this Agreement by Seller and the performance by Seller of its duties and obligations hereunder, and notwithstanding any contrary term or provision of this Agreement, Buyer does hereby expressly acknowledge, represent, warrant and agree, to and with Seller, that, except as otherwise expressly provided in Section 13.1 above: (i) Buyer is purchasing the Property in its “as is, where is” condition, with all faults, as of the Close of Escrow with respect to any and all known or unknown facts, circumstances, conditions and defects, and without any warranties, representations or guaranties, either express or implied, oral or written, of any kind, nature or type whatsoever from or on behalf of Seller or anyone purporting to act on behalf of or for or at the direction of Seller, including any warranty of condition, merchantability, habitability or fitness for a particular use or purpose or the value, accuracy of information, marketability, prospects for future development, use or occupancy or matters affecting same, and Buyer hereby waives any such implied warranties or representations relating to the Property, or any other matter affecting the Property, including the value of the Property or future income or expenses for the Property; (ii) except as expressly contemplated in this Agreement, Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects concerning the Property or compensate Buyer for same; (iii) Buyer has heretofore undertaken and will as of the Close of Escrow have made all inquiries and investigations regarding the Property and all matters relating thereto as Buyer deems necessary or appropriate under the circumstances, and that based upon the same, Buyer will be relying strictly and solely upon such inquiries and the advice and counsel of its own agents and not on any information or material supplied by or on behalf of Seller, and Buyer is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Property; and (iv) by reason of all the foregoing, Buyer shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the condition or use of all or any part of the Property whether known or unknown. The Purchase Price and other terms and conditions contained in this Agreement are the result of arm’s-length negotiations between sophisticated parties experienced in transactions of this kind, and the Purchase Price and other terms and conditions contained in this Agreement take into account the fact that Buyer is not entitled to rely on any information provided by Seller, any of its agents, or any other person acting for or on behalf of Seller, except as expressly set forth in Section 13.1 above. All information, whether written or oral, previously, now, or hereafter made available to Buyer by Seller, its agents, or any other person acting for or on behalf of Seller, whether in the form of appraisals, market studies, projections, brochures, maps, surveys, soil reports, engineering studies, environmental studies, inspection reports, plans and specifications, and all other Due Diligence Materials have been or will be furnished by Seller to Buyer solely as an accommodation, and neither Seller nor its agents have verified the accuracy of such information or the qualifications of the persons preparing such information, and Buyer is not relying on, and shall not be entitled to rely on such information in entering into this Agreement and completing its purchase of the Property pursuant to this Agreement, except as expressly set forth in Section 13.1 above. Buyer acknowledges that to the extent Buyer does not conduct an environmental site assessment, asbestos testing, radon testing and/or lead-based paint testing, Buyer may not be aware of conditions on, under, about or near the Property which might affect Buyer’s decision to purchase the Property. Buyer acknowledges that certain systems may need repairs or replacement now or in the near future. Buyer acknowledges that if Buyer does not have a professional engineering firm perform a thorough inspection and termite inspection of the Property, Buyer may not be aware of information about the physical condition of the Improvements which might affect Buyer’s decision to purchase the Property.

15.2 Buyer’s Independent Due Diligence. By entering into this Agreement, Buyer has the opportunity to perform (and Buyer represents and warrants to Seller that Buyer is capable of performing) a sophisticated, expert, thorough, and independent investigation, analysis and evaluation of the Property and all other aspects of the transactions contemplated by this Agreement, and Buyer agrees that Buyer shall be charged with knowledge of all information which is acquired by Buyer as a result of such an investigation, analysis, and evaluation or which would or should have been acquired by Buyer as a result of such an investigation, analysis, and evaluation. Prior to expiration of the Due Diligence Period, Buyer will have had the opportunity to conduct its own expert, thorough, and independent inspection, investigation, analysis and evaluation of the Property and will have determined solely in reliance thereon that the physical condition of the Property is acceptable to Buyer, including (i) all structural elements of the Improvements and all mechanical, electrical, heating, air conditioning, ventilation, fire safety, security, plumbing and other systems in the Improvements or on or under the Real Property; (ii) all soil and geological conditions of the Real Property; and (iii) the presence or absence of any Hazardous Materials in, on, under or around the Property. Prior to the expiration of the Due Diligence Period, Buyer will have had access to and will have had the opportunity to conduct its own expert, thorough, and independent inspection, investigation, analysis and evaluation of all instruments, records and documents which Buyer has determined to be appropriate or advisable to review in connection with Buyer’s purchase of the Property and the transactions contemplated by this Agreement, including those relating to all zoning regulations and other governmental requirements, site and physical conditions, title matters, and all other matters affecting the use, occupancy, value, and condition of the Property, and Buyer will have determined solely in reliance thereon that the information and data contained therein or evidenced thereby is satisfactory to Buyer. Buyer specifically acknowledges that Buyer is not relying on Seller to indicate the relative importance or materiality of any of the instruments, records, documents and other information made available to Buyer for review and Buyer shall make its own determination as to the level of scrutiny it applies to such instruments, records and documents made available to Buyer.

15.3 Release. As a material inducement to and part consideration for the execution and delivery of this Agreement by Seller and the performance by Seller of its duties and obligations under this Agreement, and effective as of the Close of Escrow, Buyer, on behalf of Buyer and Buyer’s partners, members, shareholders, officers, directors, managers, predecessors, affiliates, successors and assigns (collectively, “Buyer Related Parties”), hereby expressly, fully and forever releases and discharges (which release and discharge shall be continuing and shall survive the Closing and the transfer of the Property without limitation by Section 19) Seller, and its principals, partners, shareholders, members, managers, employees, officers, directors, consultants, attorneys, agents, affiliates, predecessors, successors and assigns (collectively, “Seller Related Parties”), except as set forth in Section 15.5, from any and all losses, expenses, claims, costs, damages, rights of subrogation, debts, attorneys’ fees, actions, suits, judgments, awards, obligations and/or liabilities of any kind, whether foreseeable or unforeseeable, known or unknown, or suspected or unsuspected, with respect to or in any way relating to or indirectly or directly arising out of the following matters related to this Agreement and the transactions contemplated herein: (i) the whole or any part of the Property and all aspects thereof described above in Section 15.1, including the Contracts, or any fact, event, circumstance, omission, occurrence of any kind or nature relating thereto, based on any theory of law, equity or tort now existing or coming into existence in the future, excluding all matters as to which Seller is indemnifying Buyer pursuant to the Assignment of Contracts, (ii) any Hazardous Material located on or under the Property at the Close of Escrow or released on or under the Property subsequent thereto except (A) Hazardous Materials known by Seller to exist as of the Effective Date, which knowledge was not disclosed to Buyer, and (B) Hazardous Materials released on or under the Property by Seller (but not by tenants) and as to which Buyer delivers to Seller a notice specifically asserting the existence thereof within one (1) year following the Closing Date, and (iii) any required clean-up of any and all Hazardous Material which may be located on the Property as of the Close of Escrow or which may be subsequently placed on or under the Property, including any personal injuries suffered by any person or persons and any diminution in the value of the Property, except (A) Hazardous Materials known by Seller to exist as of the Effective Date, which knowledge was not disclosed to Buyer, and (B) Hazardous Materials released on or under the Property by Seller (but not by tenants) and as to which Buyer delivers to Seller a notice specifically asserting the existence thereof within one (1) years following the Closing Date.

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15.4 California Civil Code Section 1542 Release.

Buyer expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States or other jurisdiction. Buyer hereby acknowledges that it is familiar with California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BUYER WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH IT HAS OR MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE TO THE FULL EXTENT THAT IT MAY LAWFULLY WAIVE SUCH RIGHTS AND BENEFITS. IN CONNECTION WITH SUCH WAIVER AND RELINQUISHMENT, BUYER REALIZES AND ACKNOWLEDGES THAT IT IS AWARE THAT IT OR ITS ATTORNEYS OR ACCOUNTANTS MAY HEREAFTER DISCOVER FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR SELLER THAT MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, BUT THAT IT IS BUYER’S INTENTION HEREBY FULLY, FINALLY, AND FOREVER TO SETTLE AND RELEASE ALL OF THE CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WHICH NOW EXIST OR MAY EXIST HEREAFTER BETWEEN BUYER AND SELLER WITH REGARD TO THE PROPERTY. THIS AGREEMENT SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE, SURVIVE THE CLOSE OF ESCROW AND NOT BE MERGED WITH THE DEED, NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT FACTS. SELLER HAS GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEMENT TO THE PROVISIONS OF THIS SECTION 15.4. SELLER AND BUYER HAVE EACH INITIALED THIS THIS SECTION 15.4 TO FURTHER INDICATE THEIR AWARENEWS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF.

Seller:	Buyer:

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15.5 Certain Obligations Not Released. Notwithstanding anything to the contrary contained in Section 15.3 and in Section 15.4, the release contained in this Section 15:

(a) shall become effective only on the Close of Escrow;

(b) shall not be deemed to release the Seller from or otherwise affect its express representations, warranties, and obligations under this Agreement or any of the Purchase Documents (defined below);

(c) shall not release Seller from its indemnification obligations set forth in Section 15.6 and Section 18;

(d) fraud of Seller; and

(e) any third party claims related to any occurrences at the Property prior to the Close of Escrow not due to the actions of the Buyer and Buyers’ Licensee Parties, including, without limitation, claims for or related to bodily injury or property damage.

15.6 Reciprocal Indemnification. Buyer shall indemnify, defend, protect and hold harmless Seller and Seller Related Parties from and against any and all third party claims for damages, losses, liabilities, costs or expenses whatsoever (including attorneys’ fees and costs), whether direct or indirect, known or unknown, or foreseen or unforeseen, which arise after the Close of Escrow related to the actions of Buyer, Buyer’s Licensee Parties and Buyer’s Related Parties, including Buyer’s activities on or its ownership or use of the Property. Seller shall indemnify, defend, protect and hold harmless Buyer and Buyer Related Parties from and against any and all third party claims for damages, losses, liabilities, costs or expenses whatsoever (including attorneys’ fees and costs), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to the Property during the period of Seller’s ownership of the Property up to the Close of Escrow. Each party’s obligations hereunder shall survive the Close of Escrow and shall not be merged with the Deed or be limited by Section 19.

15.7 Survival. The provisions of this Section 15, including the releases and indemnity obligations set forth herein, shall survive the Close of Escrow and the transfer of the Property from Seller to Buyer and shall not be merged into the Deed or limited in duration by the provisions of Section 19.

16. Legal Fees. In the event any action is brought by a party hereto against another party hereunder by reason of any breach of any obligations, covenants or provisions of this Agreement, or as a result of inaccuracy in any of the representations and warranties on the part of the other party set forth in this Agreement, or for the enforcement or interpretation of this Agreement, the prevailing party in such action shall be entitled to have and recover from the other party all costs and expenses of suit, including its attorneys’ fees incurred in connection with such action, prior to and at trial, and including any such costs and expenses incurred on appeal or in any post-judgment proceedings for enforcement of any judgment.

17. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by telecopy or electronic mail, or (iv) sent by reliable overnight courier, and shall be deemed received upon: (i) if personally delivered or via overnight courier, the date of delivery to the person to receive such notice; (ii) if mailed, upon the date of receipt as disclosed on the return receipt; or (iii) if given by telecopy or electronic mail, then on the date sent (provided such day is a business day) unless after 5:00 p.m. local time of the recipient on a business day, in which event it shall be deemed received on the next business day; provided, however, that any notice or other communication sent by telecopy or electronic mail must be confirmed by a letter mailed or delivered in accordance with the foregoing and sent out the same business day as the telecopy or electronic mail. The addresses of the parties for delivery of notice shall be as set forth in Section 1 above; provided, that copies of notices shall be simultaneously sent to such party’s counsel. Notice of change of address shall be given by notice in the manner detailed in this Section. Refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

18. Brokers. At the Close of Escrow, Seller shall pay a commission to Seller’s Broker and Buyer’s Broker pursuant to the terms of a separate agreement. Except for the commissions payable upon the Close of Escrow to Richard Ratner of CBRE, Inc. (“Seller’s Broker”), as Seller’s broker, pursuant to a separate written listing agreement between Seller and Seller’s Broker, and to Philip M. Lombardo of Cushman & Wakefield of California, Inc. (“Buyer’s Broker”), as Buyer’s broker, pursuant to a separate written agreement between Seller and Buyer’s Broker, each party warrants and represents to the other that no broker, salesman, or finder has been engaged by it in connection with the transaction contemplated by this Agreement. Buyer shall indemnify, hold harmless and defend Seller against each and every claim for any such fees, commissions or other amounts, if such claims are based upon any statement or representation or agreement of Buyer or if such claimant is claiming by, through or under Buyer other than Buyer’s Broker (to which Seller shall pay a commission at the Close of Escrow). Seller shall indemnify, hold harmless and defend Buyer against each and every claim for any such fees, commissions or other amounts if such claims are based upon any statement or representation or agreement of Seller or if such claimant is claiming by, through or under Seller. The foregoing representations and indemnities shall survive the Close of Escrow or any termination of this Agreement without limitation by Section 19.

19. Survival. Subject to the provisions set forth in Section 13.3, the representations and warranties of both Buyer and Seller set forth in this Agreement shall, unless otherwise expressly stated herein to the contrary, survive the Close of Escrow for nine (9) months and shall then automatically terminate.

20. Tax-Deferred Exchange.

20.1 The parties acknowledge and agree that Seller may transfer the Property to Buyer and/or Buyer may acquire the Property from Seller as part of a tax-deferred exchange by Seller pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and that each has the right to restructure all or part of the transaction contemplated by this Agreement as provided in Section 1031 of the Code as a concurrent, delayed (non-simultaneous) or reverse tax-deferred exchange for the benefit of such party. Each party shall cooperate with the other if a party elects to convey or acquire the Property in connection with such a tax-deferred exchange within the meaning of Section 1031 of the Code (an “Exchange”) and, if requested, shall accommodate the other party with respect to any such Exchange, provided that a party’s election to effect such an Exchange shall not create any additional conditions to the Close of Escrow or create any additional liabilities for the other party, including any obligation to incur any additional costs or expenses, take title to any other property, or except as expressly provided in Section 3.2, consent to any delay in the Closing as a result of such Exchange.

20.2 A party, in electing to structure the sale as an Exchange, shall have the right to substitute, assign, or delegate its rights and duties to one or more entities or persons who will be such party’s qualified intermediary or exchange accommodation titleholder in the Escrow in the exchanging party’s place and stead, but in no event shall the party electing to effect such an Exchange be released from any liabilities or obligations under this Agreement. Any such exchange shall be accomplished by supplemental instructions reasonably acceptable to both parties (the “Exchange Instructions”), including any exchange documents and instructions with the qualified intermediary or exchange accommodation titleholder. Each party shall execute and deliver to the exchanging party or Escrow Holder any and all Exchange Instructions provided by the exchanging party to the other party within five (5) business days after the other party’s receipt of such Exchange Instructions. The exchanging party shall bear its own costs and expenses (including attorneys’ fees and costs) incurred in connection with the preparation of the Exchange Instructions, and notwithstanding the provisions of Section 20.1, the other party shall bear its own costs and expenses (including attorneys’ fees and costs) incurred in connection with the review, execution and delivery of the Exchange Instructions.

21. No Offer. Submission of this Agreement for examination or signature by Buyer is not effective as an agreement to sell the Property or create any other obligations. This Agreement shall be of no force or effect until execution by both Buyer and Seller.

22. Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

23. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. The parties may deliver this executed Agreement to each other and to Escrow via facsimile or e-mail with originals to follow within two (2) business days.

24. Captions. Any captions to, or headings of, the Sections or subsections of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

25. No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

26. Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference.

27. Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

28. Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of such provision or any other provision hereof. Except as otherwise expressly provided in this Agreement (including matters which may be deemed approved by Buyer under Sections 4.1, 7.1.3 or 13.1 above), no waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights hereunder shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

29. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

30. Entire Agreement. This Agreement and attached Exhibits together supersede any prior letter of intent, agreement, negotiations and communications, oral or written, between the parties, and contain the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

31. Successors and Assigns. This Agreement and all of the terms, conditions and provisions hereof shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto. Except as expressly provided herein, without Seller’s prior written consent, which consent may be withheld by Seller in its sole discretion, Buyer shall not (a) assign any of Buyer’s rights or delegate any of Buyer’s duties under this Agreement, or (b) prior to the Closing, enter into any agreement or escrow for the resale of the Property. If Buyer attempts or purports to enter into any assignment, agreement or escrow in violation of this Section, Seller, at its option, shall have the right to immediately terminate this Agreement. Notwithstanding the foregoing, Buyer shall have the right, upon notice to Seller but without Seller’s consent, to assign this Agreement and the rights hereunder to an affiliate owned or controlled by Buyer or under common control and ownership with Buyer; provided, that such assignment shall not in any event release Buyer from its obligations under this Agreement and Buyer shall remain liable therefor. Any notice of assignment provided by Buyer to Seller shall be made no later than ten (10) days prior to the Close of Escrow.

32. Certain Remedies.

32.1 Buyer’s Default/Liquidated Damages. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF ANY MATERIAL DEFAULT BY BUYER UNDER THIS AGREEMENT, THEN SELLER SHALL BE ENTITLED TO COLLECT LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT. UPON ANY SUCH DEFAULT BY BUYER, ESCROW HOLDER SHALL RELEASE THE INITIAL DEPOSIT (AND IF BUYER HAS PREVIOUSLY DELIVERED THE ADDITIONAL DEPOSIT TO ESCROW HOLDER, THE ADDITIONAL DEPOSIT) TO SELLER IN FULL SATISFACTION THEREOF. BUYER AND SELLER AGREE THAT SELLER’S DAMAGES WHICH WOULD RESULT FROM BUYER’S FAILURE TO ACQUIRE THE PROPERTY AS A RESULT OF BUYER’S MATERIAL DEFAULT ARE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES IN THE AMOUNT OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT, IF AND WHEN DELIVERED TO ESCROW HOLDER, REPRESENTS A REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES FOR A MATERIAL DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671,

1676 AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION. THIS PROVISION SHALL NOT LIMIT OR RESTRICT SELLER’S RIGHT TO RECOVER ITS ATTORNEYS’ FEES AND COSTS IN ANY ACTION, PROCEEDING OR ARBITRATION ARISING FROM THIS AGREEMENT, OR SELLER’S RIGHTS AND BUYER’S OBLIGATIONS UNDER ANY INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT AND SELLER SHALL BE ENTITLED TO RECOVERY OF ALL AMOUNTS PAYABLE WITH RESPECT TO THOSE PROVISIONS IN ADDITION TO THE LIQUIDATED DAMAGES PAYABLE UNDER THIS SECTION.

SELLER’S INITIALS	BUYER’S INITIALS

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32.2 Limitation On Liability Of Seller. IF ANY OF SELLER’S REPRESENTATIONS OR WARRANTIES HEREIN ARE MATERIALLY UNTRUE OR MATERIALLY MISLEADING, OR IF SELLER BREACHES ITS MATERIAL OBLIGATIONS (SUBJECT TO SECTION 32.3) HEREUNDER, THEN BUYER SHALL HAVE THE RIGHT, AS ITS SOLE AND EXCLUSIVE REMEDY, EITHER:

(a) TO TERMINATE THIS AGREEMENT BY GIVING NOTICE THEREOF TO SELLER, WHEREUPON THE DEPOSIT SHALL BE REFUNDED TO BUYER FREE AND CLEAR OF ALL RIGHTS AND CLAIMS BY SELLER WITH RESPECT THERETO, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT FOR ANY OBLIGATIONS THAT HAVE ACCRUED UNDER THE INDEMNITY PROVISIONS OF THIS AGREEMENT AS OF THE DATE OF TERMINATION AND BUYER SHALL BE ENTITLED TO RECOVER FROM SELLER ALL OF BUYER’S OUT-OF-POCKET COSTS INCURRED IN CONNECTION WITH THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, COSTS AND EXPENSES OF BUYER’S DUE DILIGENCE ACTIVITIES AND ATTORNEYS’ FEES, BUT NOT TO EXCEED A TOTAL OF ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00); OR

(b) TO SEEK SPECIFIC PERFORMANCE BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

ANY ACTION FOR SPECIFIC PERFORMANCE MUST BE BROUGHT, IF AT ALL, WITHIN THIRTY (30) DAYS AFTER THE EARLIER OF THE SCHEDULED DATE OF CLOSING OR THE DATE BUYER ASSERTS SELLER’S ALLEGED BREACH OF THIS AGREEMENT, AND THE FAILURE TO BRING AN ACTION WITHIN THAT PERIOD SHALL CONSTITUTE BUYER’S DEEMED ELECTION TO TERMINATE THIS AGREEMENT UNDER SECTION 32.2(a) ABOVE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR IN ANY EXHIBITS ATTACHED HERETO OR IN ANY DOCUMENTS EXECUTED OR TO BE EXECUTED IN CONNECTION HEREWITH (COLLECTIVELY, INCLUDING THIS AGREEMENT, SAID EXHIBITS AND ALL SUCH DOCUMENTS, THE “PURCHASE DOCUMENTS”), IT IS EXPRESSLY UNDERSTOOD AND AGREED BY AND BETWEEN THE PARTIES HERETO THAT THE RECOURSE OF BUYER OR ITS SUCCESSORS OR ASSIGNS AGAINST SELLER WITH RESPECT TO THE ALLEGED BREACH BY OR ON THE PART OF SELLER OF ANY REPRESENTATION, WARRANTY, COVENANT, UNDERTAKING, INDEMNITY OR AGREEMENT CONTAINED IN ANY OF THE PURCHASE DOCUMENTS (COLLECTIVELY, “SELLER’S UNDERTAKINGS”) SHALL (X) BE DEEMED WAIVED UNLESS BUYER HAS DELIVERED TO SELLER WRITTEN NOTICE THAT BUYER IS SEEKING RECOURSE UNDER SELLER’S UNDERTAKINGS AFTER THE CLOSING DATE BUT ON OR BEFORE THE DATE THAT IS NINE (9) MONTHS FOLLOWING THE CLOSING DATE AND BUYER HAS FILED SUIT WITH RESPECT THERETO ON OR BEFORE SUCH DATE, AND (Y) EXCEPT FOR A BREACH OF A REPRESENTATION OR WARRANTY RESULTING FROM SELLER’S INTENTIONAL FRAUD OR WILLFUL MISCONDUCT, BE LIMITED TO AN AMOUNT NOT TO EXCEED

AN AMOUNT OF TWO PERCENT (2%) OF THE PURCHASE PRICE IN THE AGGREGATE FOR ALL RECOURSE OF BUYER UNDER THE PURCHASE DOCUMENTS, PROVIDED, HOWEVER, THAT BUYER SHALL HAVE NO RIGHT TO FILE SUIT FOR RECOURSE UNDER SELLER’S UNDERTAKINGS UNLESS AND UNTIL THE AGGREGATE AMOUNT OF SUCH RECOURSE EXCEEDS, IN THE AGGREGATE, ONE HUNDRED THOUSAND DOLLARS ($100,000). IN THE EVENT ANY JUDGMENT AGAINST SELLER FOR RECOURSE UNDER SELLER’S UNDERTAKINGS (EXCLUSIVE OF ANY AWARD FOR PROFESSIONAL FEES) IS FOR AN AMOUNT LESS THAN ONE HUNDRED THOUSAND DOLLARS ($100,000), THEN SELLER SHALL BE DEEMED TO BE THE PREVAILING PARTY (INCLUDING FOR THE PURPOSES OF SECTION 16 ABOVE) AND SELLER SHALL HAVE NO LIABILITY THEREFOR. NOTWITHSTANDING THE FOREGOING, THIS PROVISION SHALL NOT LIMIT OR RESTRICT (1) BUYER’S RIGHT TO RECEIVE ITS ATTORNEYS’ FEES AND COSTS IN ANY ACTION, PROCEEDING OR ARBITRATION ARISING FROM THIS AGREEMENT OR (2) BUYER’S RIGHT TO RECOVER ANY AMOUNTS RELATING TO PRORATIONS IN ACCORDANCE WITH SECTION 9 ABOVE.

THIS LIMITATION ON BUYER’S REMEDIES IS A MATERIAL CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT WITH BUYER, AND BUYER ACKNOWLEDGES THAT SELLER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITH BUYER AND CONFERRED UPON BUYER THE BENEFITS HEREOF WITHOUT THAT LIMITATION ON BUYER’S REMEDIES.

SELLER’S INITIALS	BUYER’S INITIALS

32.3 Material Obligations. The phrase “BREACHES ITS MATERIAL OBLIGATIONS HEREUNDER” as used in Section 32.2 means a failure to perform all acts required of a party that are necessary to cause or permit the Closing to occur or a default that would materially interfere with the Closing or have an adverse impact on the other party in excess of $100,000.

33. Interpretation; Computation of Periods. All periods of time referred to in this Agreement shall include all Saturdays, Sundays, and California or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act (including the Closing) or give a notice with respect to this Agreement shall fall on a day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day; provided, however, that if the Closing is scheduled to occur on a day which is not a business day, the Closing shall be the first day thereafter which directly follows a business day. Whenever the context of this Agreement reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. References to numbered sections are references to sections of this Agreement unless otherwise expressly stated. This Agreement (including the Exhibits attached hereto) has been drafted through a joint effort of the parties and their respective counsel and, therefore, shall not be construed in favor of or against any of the parties as the person who prepared this Agreement and such Exhibits. For purposes of this Agreement, (a) the term “including” means including without limitation; (b) the term “business day” means any day other than a Saturday, a Sunday or a California or national holiday; (c) the term “Pacific Time” means Pacific Standard Time or Pacific Daylight Savings Time, whichever is then applicable in Los Angeles, California on the date in question; (d) except as otherwise expressly provided herein, the term “discretion” means reasonable discretion; (e) the term “material default” as used in Sections 2.2.1(b) and (c) means a failure to perform all acts required of a party that are necessary to cause or permit the Closing to occur or a default that would materially interfere with the Closing or have an adverse impact on the other party in excess of $100,000; and (f) the term “material covenant” as used in Sections 7.1.4 and 7.2.3 means any act required of a party that is necessary to cause or permit the Closing to occur or any required act, the omission of which would materially interfere with the Closing.

34. Confidentiality. Seller and Buyer each shall keep the terms and conditions of this Agreement, and the information contained therein, and the financial information contained in the Due Diligence Documents confidential (and Seller shall cause Seller’s Broker to do the same and Buyer shall cause Buyer’s Broker to do the same), except for (a) such disclosures to third persons as may be reasonably necessary in order to consummate the transactions contemplated by this Agreement; (b) privileged communications by the respective parties, including communications with the parties’ respective investors, lenders, counsel and advisors; (c) such disclosures as may be necessary or required by those governmental agencies or authorities having jurisdiction over Seller, Buyer or the Property; and (d) to the extent that such information is a matter of public record, and further, such information may be disclosed in order to (1) comply with applicable legal or regulatory requirements (including SEC, IRS and stock exchange) whether such disclosure is pursuant to an audit, examination, or disclosure or reporting requirement, or (2) such disclosures as may be required by subpoena or any other similar court order or discovery request in any civil or criminal proceeding or investigation. This Section shall survive the Closing and any termination of this Agreement. The six-month limitation set forth in Section 19 shall not apply to this Section 34.

35. Judicial Reference and Waiver Of Trial By Jury.

(a) Any dispute, claim, controversy or action (collectively, “Dispute”) arising directly or indirectly out of or in any way relating to this Agreement shall be resolved by a general judicial reference pursuant to Code of Civil Procedure Section 638, and/or other successor or applicable statute, court rule or provision of law, in accordance with the provisions set forth below.

(b) For purposes of this section, the term “Parties” shall include Seller and Buyer to the extent any of the same are involved in a particular Dispute. To the extent permitted by applicable law, the Parties unconditionally and irrevocably waive any right to a trial by jury.

(c) Such Dispute shall be tried by a judicial referee as a judge pro tem under an order of general judicial reference to try and determine all issues of fact that law, whether legal or equitable, to be chosen by the Parties from a list of retired California Superior, Appellate and Supreme Court judges and justices. If the Parties are unable to agree on the selection of the referee, then the retired judge or justice who shall act as the referee shall be appointed by the Orange County Superior Court in accordance with Code of Civil Procedure Section 640, and/or other successor or applicable statute, court rule, or provision of law, with each of the Parties entitled to only one disqualification pursuant to Code of Civil Procedure Section 170.6, which right to disqualification must be exercised, if at all, at the hearing on the petition to obtain the judicial reference order and/or to have the referee appointed. The reference shall be conducted and the issues determined in compliance with all judicial rules and all statutory and decisional law of the State of California as if the matter were formally litigated in Superior Court and not by way of judicial reference.

(d) The cost of the reference shall initially be borne equally by the Parties, but the prevailing party shall be entitled to obtain reimbursement for its pro rata share of the reference cost and shall be awarded its actual reasonable attorney’s and expert’s fees and all other costs and expenses of litigation.

(e) The referee shall conduct and decide all pre-trial, trial and post-trial procedures which may arise as if the matter were formally litigated in the Superior Court. The judgment entered upon the decision of the referee shall be subject to all post-trial procedures and to appeal in the same manner as an appeal from any order or judgment in a civil action. All rules of evidence as set forth in the Evidence Code, all rules of discovery as set forth in the Code of Civil Procedure, other applicable California and federal statutory and decisional law, and all rules of court shall be applicable to any proceeding before the referee.

(f) This reference agreement may be specifically enforced by the filing of a complaint or petition or motion seeking specific enforcement as may be directed by applicable statute and/or rule of court.

(g) The Parties agree and consent to the exclusive jurisdiction and venue of the Orange County Superior Court, and specifically recognize and acknowledge the waiver of their right to remove any action to federal court on the basis of diversity jurisdiction or on any other basis.

(h) The Parties may apply to the Orange County Superior Court for injunctive or other pre-judgment relief prior to the appointment of the referee, and such application and related proceedings prior to the appointment of the referee shall not be a waiver of the enforceability and application of this judicial reference agreement to such Dispute or any other Dispute.

36. Review With Independent Counsel. Each of the parties acknowledges and agrees that (i) it has carefully read and understands all of the terms of this agreement; (ii) it has entered into this Agreement freely and voluntarily, after having consulted with its own independent legal counsel; (iii) each of the waivers and releases contained in this Agreement is reasonable, not contrary to public policy or law, and has been intentionally, knowingly, and voluntarily agreed to by the parties; and (iv) each of the waivers and releases contained in this Agreement has been agreed to by such party with full knowledge of its significance and consequences.

37. Natural Hazards Disclosure Statement. Within five (5) days after execution of this Agreement, Seller shall deliver or cause to be delivered to Buyer an executed “Natural Hazard Disclosure Statement” issued by a “third party” (disclosure company, licensed engineer, land surveyor, geologist, or expert in natural hazard discovery) who, in such capacity, is herein called the “Natural Hazard Expert”) to compile the maps and other information specifically made available to the public by government agencies for the purposes of preparing the Natural Hazard Disclosure Statement and enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1102.6a and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. The information contained in the Natural Hazard Disclosure Statement is a disclosure only for purposes of statutory compliance, and is compiled from and based solely on the information sources identified in the Natural Hazard Disclosure Statement. The delivery of such Natural Hazard Disclosure Statement is not intended to be part of any contract between Buyer and Seller, or to limit, restrict or amplify in any way the representations, warranties, agreements and releases of Buyer set forth herein, or to give rise to any other rights in Buyer under this Agreement.

38. Joint and Several Obligations. Buyer’s obligations hereunder are joint and several as to all parties comprising Buyer.

39. Damage or Condemnation Prior To Closing.

39.1 Condemnation. A taking by eminent domain of a portion of the Property shall be deemed to affect a “material part” of the Property if (i) the taking would result in the inability to occupy a material portion of the rentable space in the Improvements; or (ii) the taking would materially interfere with access to the Property. In the event of a taking of a “material part” of the Property prior to the Close of Escrow, Buyer shall have the right to terminate this Agreement by giving notice to Seller and Escrow Holder within ten (10) business days after Buyer receives written notice of such taking from Seller. In the event of a taking of a “material part” of the Property prior to the Close of Escrow, if necessary to allow for the ten (10) business day period contemplated by this Section, the Closing Date shall be extended by a period equal to five (5) business days plus such ten (10) day period (subject to Section 3.2). In the event Buyer terminates this Agreement because of such taking, the Escrow shall terminate in accordance with Section 4.2. In the event of a taking by eminent domain of less than a “material part” of the Property, or in the event Buyer elects to proceed with this Agreement notwithstanding such taking of a “material part”, this Agreement shall remain in full force and effect, and Buyer and Seller shall proceed to the Close of Escrow without reduction or abatement of the Purchase Price, except that Seller shall assign to Buyer all of Seller’s rights against the condemning authority at the Close of Escrow. Seller shall execute such documents or instruments as may reasonably be required to effect such an assignment. Any such assignment shall be without representation or warranty by, or recourse to, Seller.

39.2 Casualty Loss.

39.2.1 Casualty Over $750,000. A casualty shall be deemed to be “material” if the estimated cost of repair of such casualty exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (a “Material Casualty”). In the event of any Material Casualty to the Property prior to the Close of Escrow, Buyer shall have the right to terminate this Agreement by giving notice to Seller and Escrow Holder within ten (10) business days after Buyer learns of such casualty and the estimated cost of repair thereof. In the event Buyer terminates this Agreement because of such casualty, the Escrow shall terminate in accordance with Section 4.2. If Buyer does not elect to terminate this Agreement, then this Agreement shall remain in full force and effect and there shall be no reduction or abatement in the Purchase Price of the Property, except that Seller shall, at the Close of Escrow, assign to Buyer all insurance proceeds (except as provided below) payable with respect to such casualty under the policies of insurance maintained by Seller and credit Buyer the amount of any uninsured loss and the deductible for the applicable insurance coverage. Notwithstanding the foregoing, Seller shall be entitled to be paid out of insurance proceeds for any costs and expenses incurred in securing, cleaning up and performing any immediate or temporary repairs to the Property which may be necessary, and such payment may be made by reducing the amount of the insurance proceeds Seller assigned to the Buyer. Any such assignment shall be without representation or warranty by, or recourse to, Seller.

39.2.2 Casualty Under $750,000. In the event of a casualty to the Property prior to the Close of Escrow that is not a Material Casualty, this Agreement shall remain in full force and effect and there shall be no reduction or abatement in the Purchase Price of the Property, except that Seller shall, at the Close of Escrow, assign to Buyer all insurance proceeds (except as provided below) payable with respect to such casualty under the policies of insurance maintained by Seller and credit Buyer with the amount of any uninsured loss and the deductible for the applicable insurance coverage. Notwithstanding the foregoing, Seller shall be entitled to be paid out of insurance proceeds costs and expenses incurred in securing, cleaning up and performing any immediate or temporary repairs to the Project which may be necessary, and such payment may be made by reducing the amount of the insurance proceeds Seller assigned to the Buyer. Any such assignment shall be without representation or warranty by, or recourse to, Seller.

39.2.3 Cost of Repair. The phrase “estimated cost of repair” means an estimate obtained from a reputable independent contractor selected by Seller and approved by Buyer, which approval Buyer agrees not to unreasonably withhold or delay. In the event of a casualty to the Property prior to the Close of Escrow, if necessary to implement the procedures contemplated by this Section, the Closing Date shall be extended by a period equal to five (5) business days plus the period of time reasonably required for Seller to obtain an estimate of the cost of repair of such casualty (which period of time shall not exceed thirty (30) days).

39.2.4 Insurance. Pending the Close of Escrow, Seller, at its expense, shall maintain the existing standard fire and extended coverage insurance policies with special form endorsement coverage or maintain comparable casualty insurance coverage; provided, however, that Seller shall have no obligation to modify or supplement any existing insurance policies.

40. Energy Disclosure Requirements; Waiver and Release.

Buyer acknowledges that Seller may be required to disclose certain information concerning the energy performance of the Property pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, the “Energy Disclosure Requirements”). Notwithstanding the foregoing, Buyer acknowledges that the Property has been unoccupied and remains unoccupied since Seller’s purchase of the Property, such that historic energy use information in the form of Data Verification Checklist(s) (such Data Verification Checklist(s) are, collectively, the “Energy Disclosure Information”) does not exist. If and to the extent not prohibited by applicable law, Buyer hereby waives any right it may have to receive the Energy Disclosure Information, including, without limitation, any right Buyer may have to terminate this Agreement as a result of Seller’s failure to disclose or deliver such information. Further, Buyer hereby releases Seller from any liability Seller may have to Buyer relating to the Energy Disclosure Information, including, without limitation, any liability arising as a result of Seller’s failure to disclose or deliver Energy Disclosure Information to Buyer prior to the execution of this Agreement. Buyer’s approval of the condition of the Property pursuant to the terms of this Agreement or the occurrence of the Closing shall be deemed Buyer’s approval of the energy performance of the Property. This section shall survive the Closing and any earlier termination of this Agreement.

[next page is signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement and Joint Escrow Instructions as of the day and year written below.

“BUYER”

VF OUTDOOR, INC., a Delaware corporation

By:	/s/ JENNIFER SIM
Name:	Jennifer Sim
Title:	Vice President and General Counsel

DATE: May 22, 2015

“SELLER”

BANC OF CALIFORNIA, a National Association

By:	/s/ STEVEN SUGARMAN
Name:	Steven Sugarman
Title:	President and Chief Executive Officer

DATE: May 19, 2015

Signature Page

Acknowledgment of Receipt and Acceptance by Escrow Holder

The undersigned Escrow Holder hereby agrees to act as Escrow Holder pursuant to the terms and conditions set forth in this Agreement.

Dated: , 2015	FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Its:

Acknowledgement of Receipt and

Acceptance by Escrow Holder

EXHIBIT “A”

Description of Real Property

Parcel 1, in the City of Costa Mesa, County of Orange, State of California, as shown on a Parcel Map filed in Book 12, Page 42 of Parcel Maps, in the Office of the County Recorder of said county.

Except therefrom, all oil, gas, hydrocarbons, minerals and mineral rights in and under the Property, with the right to explore therefor, sell, lease and remove the same, but without the right of entry therefor upon the surface or within the upper five hundred (500) feet measured vertically downward from the natural surface, as reserved in Deed recorded October 5, 1967, in Book 8393, Page 920 of Official Records.

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EXHIBIT “B”

List of Contracts

NONE

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EXHIBIT “D”

Reserved

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EXHIBIT “E”

FORM OF GRANT DEED

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

, CA

Attn:

Mail all tax statements to:

, CA

Attn:

APNs:

THE UNDERSIGNED GRANTOR DECLARES:	DOCUMENTARY TRANSFER TAX IS $

Computed on full value of property conveyed, or

Computed on full value less liens and encumbrances remaining at time of sale.

Unincorporated area City of Costa Mesa

GRANT DEED

The undersigned grantor declares:

BANC OF CALIFORNIA, a National Association (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand to Grantor by                     , a                     (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, by these presents hereby GRANTS to Grantee that certain real property located in Orange County, California and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all improvements and fixtures, if any, located thereon and owned by Grantor as of the date hereof and all rights, privileges and appurtenances pertaining thereto including all of Grantor’s right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”).

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This conveyance is made by Grantor and accepted by Grantee subject to all non-delinquent taxes, bonds and assessments and other matters of record (collectively, “Permitted Exceptions”).

TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns forever.

[Signatures on following page]

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IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the date set forth below.

Dated: , 2015	GRANTOR:

BANC OF CALIFORNIA, a National Association

By:
Name:
Title:

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                         , before me,                         , a Notary Public, personally appeared                             , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

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EXHIBIT A

Legal Description

Parcel 1, in the City of Costa Mesa, County of Orange, State of California, as shown on a Parcel Map filed in Book 12, Page 42 of Parcel Maps, in the Office of the County Recorder of said county.

Except therefrom, all oil, gas, hydrocarbons, minerals and mineral rights in and under the Property, with the right to explore therefor, sell, lease and remove the same, but without the right of entry therefor upon the surface or within the upper five hundred (500) feet measured vertically downward from the natural surface, as reserved in Deed recorded October 5, 1967, in Book 8393, Page 920 of Official Records.

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EXHIBIT “F”

Due Diligence Documents

•	Current preliminary title report issued by First American Title Company bearing Commitment No. NCS-716734-LA2 and dated as of April 27, 2015, including hyperlinks to all underlying documents

•	ALTA/ACSM Land Title Survey prepared by Hunsaker & Associates, designed job No. 389-1X, last revised August ,2013

•	Phase One Environmental Site Assessment and Updated dated November 25th 2012, prepared by S &S Commercial Environmental Services

•	Property Condition Assessment Report prepared by Environmental Sciences & Inspection Services Dated August 12,2013

•	Mechanical Facility Summary Prepared by EMCOR services Mesa Energy systems Dated august 6,2013

•	Property Tax Bill Assessed Values &Exemptions As of January 1, 2014-Parcel No. 139-031-41

•	A complete set of the building structural plans including 2009 seismic upgrade drawings

•	CAD Files for the Building

•	Copies of utility bills

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EXHIBIT “G”

Bill of Sale

THIS BILL OF SALE is made this                     day of                             , 2015, by BANC OF CALIFORNIA, a National Association (“Seller”), to                     , a                             (“Buyer”).

R E C I T A L S:

A. Seller and Buyer are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of             , 2015 (the “Purchase Agreement”), for the disposition of certain Real Property more particularly described therein. Each capitalized term not defined herein shall have the respective meaning given to that term in the Purchase Agreement.

B. The Purchase Agreement provides, in part, that Seller shall transfer to Buyer all of the tangible personal property listed on Schedule 1 attached hereto (“Personal Property”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

1. As of the Close of Escrow, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver (collectively, “Transfer”) to Buyer.

2. THE PERSONAL PROPERTY IS BEING TRANSFERRED ON AN “AS IS” BASIS, WITH ALL FAULTS, WITHOUT RECOURSE TO SELLER AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER BY SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO ALL PROPERTY TRANSFERRED HEREBY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR CONDITION (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR MATERIALS.

3. This Bill of Sale shall be binding upon and inure to the benefit of the respective successors and assigns of Buyer and Seller.

4. The interpretation and performance of this Bill of Sale shall be governed by the laws of the State of California applicable to agreements to be performed entirely within the State of California by residents of the State of California.

5. This document may be executed in one or more separate counterparts, each of which, when executed, shall be deemed to be an original and all of which, together, shall constitute one and the same instrument.

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Dated: , 2015	ASSIGNOR:

BANC OF CALIFORNIA, a National Association

By:
Name:
Title:

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Schedule 1

Personal Property

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EXHIBIT “H”

Reserved

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EXHIBIT “I”

Assignment and Assumption of Contracts

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Contract Assignment”) is made as of                     , 2015, by and between BANC OF CALIFORNIA, a National Association (“Assignor”) and                                              , a                                              (“Assignee”).

R E C I T A L S:

A. Assignor, as Seller, and Assignee, as Buyer, entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of                     , 2015 (the “Purchase and Sale Agreement”), for the purchase and sale of certain Real Property legally described in Schedule 1 attached hereto and incorporated herein.

B. Assignor desires to assign to Assignee and Assignee desires to assume, the rights, duties, obligations, and liabilities of Assignor under the contracts, maintenance, service or utility agreements, warranties and other like agreements described on Schedule 2 attached hereto and incorporated herein (the “Contracts”), to be effective upon the Close of Escrow.

C. All capitalized terms used in this Contract Assignment without separate definition shall have the same meanings assigned to them in the Purchase Agreement.

A G R E E M E N T:

For valuable consideration, receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Subject to the terms, covenants, conditions and provisions of the Contracts and this Contract Assignment, Assignor hereby grants, conveys, sells, assigns and transfers over to Assignee, effective as of the Close of Escrow for transfer of Assignor’s interest in the Real Property pursuant to the Purchase and Sale Agreement, all of Assignor’s right, title and interest in and to the Contracts. Such assignment is without representation or warranty by, or recourse to, Assignor, except as provided in the Purchase and Sale Agreement.

2. As of the Close of Escrow, Assignee hereby accepts the transfer, conveyance and assignment of the Contracts from Assignor, and agrees to assume and perform all of Assignor’s duties and obligations under the Contracts to the extent arising from and after the Close of Escrow.

3. This Contract Assignment shall not merge with or limit or restrict any provision of the Purchase and Sale Agreement and the provisions of the Purchase and Sale Agreement shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, and the apportionment of payment obligations and indemnification obligations.

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4. If either party hereto brings any action or suit against the other party hereto by reason of any breach of any covenant, condition, agreement or provision on the part of the other party set forth in this Contract Assignment or to enforce or interpret any provision hereof, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees, charges and costs, in addition to any other relief to which it may be entitled.

5. This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest and assigns.

6. The interpretation and performance of this Contract Assignment shall be governed by the laws of the State of California applied to agreements to be performed entirely within the State of California by residents of the State of California.

7. This document may be executed in one or more separate counterparts, and each counterpart, when so executed, shall be deemed to be an original, and all such counterparts shall, together, constitute and be one and the same instrument.

8. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all material third party claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings, judgments, awards and expenses of every kind and nature whatsoever, including without limitation, attorneys’ fees, arising out of the Contracts, to the extent arising from an event occurring on or after the effective date of this Contract Assignment.

9. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all material third party claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings, judgments, awards and expenses of every kind and nature whatsoever, including without limitation, attorneys’ fees, arising out of the Contracts, to the extent arising from an event occurring prior to the effective date of this Contract Assignment.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Contract Assignment as of the day and year first hereinabove written.

Dated: , 2015	ASSIGNOR:

BANC OF CALIFORNIA, a National Association

By:
Name:
Title:

ASSIGNEE:

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Schedule 1

Legal Description of Real Property

Parcel 1, in the City of Costa Mesa, County of Orange, State of California, as shown on a Parcel Map filed in Book 12, Page 42 of Parcel Maps, in the Office of the County Recorder of said county.

Except therefrom, all oil, gas, hydrocarbons, minerals and mineral rights in and under the Property, with the right to explore therefor, sell, lease and remove the same, but without the right of entry therefor upon the surface or within the upper five hundred (500) feet measured vertically downward from the natural surface, as reserved in Deed recorded October 5, 1967, in Book 8393, Page 920 of Official Records.

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EXHIBIT “J”

Certificate of Non-Foreign Status

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Banc of California, a National Association (the “Seller”), the undersigned hereby certifies the following on behalf of the Seller:

1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. The undersigned is not a disregarded entity as defined in Section 1.445-2(b)(2)(iii) of the Income Tax Regulations.

3. The Seller’s U.S. Employer identification number is                         , and

4. The Seller’s office address is:

18500 Von Karman Ave, Suite 1100

Irvine, CA 92612

The Seller and the undersigned understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Dated: , 2015	BANC OF CALIFORNIA, a National Association

By:
Name:
Title:

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EXHIBIT “K”

Form of Assignment of Intangible Property

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (“Assignment”), is made as of the                      day of                     , 2015 by and between BANC OF CALIFORNIA, INC., a National Association (“Assignor”) and                                 , a                             (“Assignee”).

R E C I T A L S:

A. Assignor, as Seller, and Assignee, as Buyer, entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of                     , 2015 (the “Purchase and Sale Agreement”), for the purchase and sale of that certain Real Property legally described in Schedule 1 attached hereto and incorporated herein.

B. The Purchase and Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignment of Licenses and Permits. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest, if any, in, to and under (if and to the extent assignable by Assignor), (i) warranties, guaranties, indemnities and claims, (ii) licenses, permits, approvals or similar items, (iii) plans, drawings, specifications, surveys, engineering reports, and technical descriptions; (iv) development agreements, credits, rights and the like (all of the foregoing being the “Intangible Property”).

2. Assumption. Assignee hereby assumes and agrees to perform all obligations of any kind or nature whatsoever attributable to the Intangible Property arising or accruing after the effective date hereof.

3. Further Instruments. Assignor hereby covenants that it will, at any time and from time to time upon written request therefore, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.

4. Miscellaneous. This Assignment shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith. If either party hereto brings any action or suit against the other party hereto by reason of any breach of any covenant, condition, agreement or provision on the part of the other party set forth in this Contract

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Assignment or to enforce or interpret any provision hereof, the prevailing party shall be entitled to recover from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees, charges and costs, in addition to any other relief to which it may be entitled. This Assignment shall not merge with or limit or restrict any provision of the Purchase and Sale Agreement and the provisions of the Purchase and Sale Agreement shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, and the apportionment of payment obligations and indemnification obligations.

5. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

ASSIGNOR:

BANC OF CALIFORNIA, a National Association

By:
Name:
Title:

ASSIGNEE:

a

By:
Name:
Title:

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Schedule 1

Legal Description of Real Property

Parcel 1, in the City of Costa Mesa, County of Orange, State of California, as shown on a Parcel Map filed in Book 12, Page 42 of Parcel Maps, in the Office of the County Recorder of said county.

Except therefrom, all oil, gas, hydrocarbons, minerals and mineral rights in and under the Property, with the right to explore therefor, sell, lease and remove the same, but without the right of entry therefor upon the surface or within the upper five hundred (500) feet measured vertically downward from the natural surface, as reserved in Deed recorded October 5, 1967, in Book 8393, Page 920 of Official Records.

APN 139-031-41

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